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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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NBTY, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT
for
February 27, 2009
Annual Meeting of Stockholders
of NBTY, Inc.

NBTY, Inc.
2100 Smithtown Avenue
Ronkonkoma, New York 11779

January 6, 2009

Dear Stockholder:

        You are cordially invited to attend the 2009 Annual Meeting of Stockholders of NBTY, Inc., to be held February 27, 2009, at 10:00 A.M., local time, at 2100 Smithtown Avenue, Ronkonkoma, New York. On the following pages you will find information about the Annual Meeting, together with a Proxy Statement.

        At the meeting, management will review NBTY's operations and discuss the financial statements for the fiscal year ended September 30, 2008, as well as our plans for the future. A question and answer session for stockholders will follow.

        Your vote is important to us. Whether or not you expect to attend in person, we urge you to provide a proxy to vote your shares by submitting your proxy, at your earliest convenience, on the internet, by telephone, or by signing, dating and returning a proxy card. Your prompt vote will help us avoid additional solicitation costs. If you vote by proxy and attend the Annual Meeting, you may continue to have your shares voted as instructed in the proxy or you may withdraw your proxy at the Annual Meeting and vote your shares in person.

Sincerely,

Scott Rudolph, Chairman of the Board and Chief Executive Officer

NBTY, INC.

2100 Smithtown Avenue, Ronkonkoma, New York 11779

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

SUMMARY OF PROPOSALS TO BE CONSIDERED BY STOCKHOLDERS

        Notice is hereby given that the 2009 Annual Meeting of Stockholders of NBTY, Inc. (the "Company") will be held at 2100 Smithtown Avenue, Ronkonkoma, New York 11779 on February 27, 2009, at 10:00 A.M., local time, for the following purposes:

  (1)
  to elect each of Aram G. Garabedian and Neil H. Koenig as a Class I member of the Board of Directors, to serve until the 2012 Annual Meeting of Stockholders and until each of their respective successors is duly elected and qualified;

  (2)
  to approve the NBTY, Inc. 2009 Equity Awards Plan;

  (3)
  to ratify the Board of Directors' appointment of PricewaterhouseCoopers LLP as independent registered public accountants to audit the consolidated financial statements of the Company for the fiscal year ending September 30, 2009; and

  (4)
  to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        Stockholders who owned shares of the Company's common stock at the close of business on January 6, 2009 (the "Record Date") may attend and vote at the 2009 Annual Meeting, and may vote by proxy (i) on the internet, (ii) by telephone, or (iii) by signing and dating a proxy card and returning it to the Company.

        This summary is qualified in its entirety by the detailed information contained within the enclosed Proxy Statement.

        We look forward to seeing you at the 2009 Annual Meeting.

Sincerely,

Scott Rudolph, Chairman of the Board and Chief Executive Officer

Ronkonkoma, New York
January 6, 2009

NBTY, INC.
2100 Smithtown Avenue, Ronkonkoma, New York 11779

PROXY STATEMENT
FOR 2009 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING THE SOLICITATION

        This Proxy Statement is being furnished to all stockholders of record ("Record Holders") as of January 6, 2009 (the "Record Date") of the common stock, par value $0.008 per share (the "Common Stock"), of NBTY, Inc., a Delaware corporation (the "Company," "we" and "our"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the 2009 Annual Meeting of Stockholders to be held February 27, 2009, and at any adjournment thereof (the "Meeting").

        We are providing access to our proxy materials over the internet by sending a Notice of Availability of Proxy Materials (the "Notice") to our stockholders. All stockholders will have the ability to access the proxy materials on the website identified in the Notice, or to request a printed copy of proxy materials. The Notice provides instructions on how to access the proxy materials over the internet, and how to request a printed copy of our proxy materials. This Proxy Statement, the form of proxy card, the Notice and our Annual Report to Stockholders (the "Annual Report") for the fiscal year ended September 30, 2008 (the "2008 Fiscal Year") are available at www.proxyvote.com. The Annual Report is not to be regarded as proxy soliciting material.

        Each stockholder may specify that his or her shares (i) be voted "FOR" the election of the named nominees to the Board with provision to "WITHHOLD AUTHORITY" as to all nominees or any individual nominee; (ii) "FOR," "AGAINST," or "ABSTAIN" from voting, with respect to the approval of the NBTY, Inc. 2009 Equity Awards Plan, and (iii) be voted "FOR," "AGAINST," or "ABSTAIN" from voting, with respect to the Board's appointment of PricewaterhouseCoopers LLP as independent registered public accountants to audit the consolidated financial statements of the Company for the fiscal year ending September 30, 2009 (the "2009 Fiscal Year"). Except with respect to broker "non-votes," which are explained below, where a proxy is duly submitted but no choice is specified, the shares will be voted (a) "FOR" the election of each named nominee to the Board, (b) "FOR" the approval of the NBTY, Inc. 2009 Equity Awards Plan, and (c) "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accountants for the 2009 Fiscal Year.

        A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal, and has not received instructions from the beneficial owner. Under the General Corporation Law of the State of Delaware, the state in which the Company is incorporated, an abstaining vote or a broker "non-vote" is deemed to be "present" for quorum purposes, but is not deemed to be a "vote cast" at the Meeting. As a result, abstentions and broker "non-votes" are not included in the tabulation of the voting results for the election of Directors, which requires approval of a plurality of the votes cast at the Meeting. "Plurality" means that the individuals who receive the largest number of votes cast "FOR" are elected as Directors. Consequently, any shares not voted (whether by abstention, withholding authority or broker "non-vote") have no impact on the election of Directors.

        Since abstentions and broker "non-votes" are deemed to be "present" for quorum purposes, abstentions and broker "non-votes" will have the same effect as votes "AGAINST" (i) the approval of the NBTY, Inc. 2009 Equity Awards Plan and (ii) the ratification of the Board's appointment of PricewaterhouseCoopers LLP as independent registered public accountants for the 2009 Fiscal Year. Under the Company's Amended and Restated By-Laws (the "By-Laws"), approval of these matters requires a majority vote "FOR" the proposal by the holders of shares of Common Stock present, in person or represented by proxy, at the Meeting (at which a quorum is present). Shares representing a majority of the votes entitled to be cast by the holders of the outstanding shares of Common Stock must be represented in person or by proxy at the Meeting for a quorum to be present.

        All shares entitled to vote and represented by properly executed proxies received before the Meeting which are not revoked, will be voted at the Meeting in accordance with the instructions indicated on those proxies. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. You can revoke your proxy before it is exercised by (i) sending a written notice to Irene Fisher, our General Counsel, at our headquarters at 2100 Smithtown Avenue, Ronkonkoma, New York 11779, (ii) timely delivering a valid, later-dated proxy, or (iii) voting by ballot at the Meeting. Attendance at the Meeting, without further action, will not revoke a proxy.

        If any other matters are properly presented at the Meeting for consideration, including consideration of a motion to adjourn the Meeting to another time or place, the persons acting as proxies will have discretion to vote on those matters in accordance with their best judgment to the same extent as the person giving the proxy would be entitled to vote. The Board selected Harvey Kamil and Irene Fisher as proxies. We do not currently anticipate that any other matters will be raised at the Meeting, or that the Meeting will be adjourned.

        The Company had 61,600,267 shares of Common Stock, which are the only outstanding shares of the capital stock of the Company, issued and outstanding on the Record Date. Holders of Common Stock are entitled to one vote for each share owned of record.

        Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held February 27, 2009: This Proxy Statement, our 2008 Annual Report, and the Notice of Annual Meeting of Stockholders are available at www.proxyvote.com, together with any amendments to any of these materials that are required to be furnished to stockholders.

        We plan to begin mailing the Notice to stockholders on or about January 16, 2009. At that time, we also will begin mailing paper copies of our proxy materials to stockholders who request them.

 PROPOSAL 1

ELECTION OF DIRECTORS

        The By-Laws divide the members of the Board into three classes and provide that the number of Directors constituting the Board from time to time will be fixed and determined by a vote of a majority of the entire Board serving at the time of the vote. As of the date of this Proxy Statement, the Board is comprised of seven members, divided into three classes. Two classes (Class I and Class II) have two members each, and one class (Class III) has three members. The Board has nominated each of Aram G. Garabedian and Neil H. Koenig for election as a Class I Director. Aram G. Garabedian has reached the mandatory retirement age of 73 for Directors under our Corporate Governance Guidelines; however, due to the recent resignation of Michael Slade from the Board in November 2008, the Nominating/Corporate Governance Committee decided that it is in the best interests of the Company and its stockholders to make an exception to the policy for Mr. Garabedian, and to nominate him for re-election as a Class I Director.

        Stockholders of the Company do not have cumulative voting rights with respect to the election of Directors. It is the intention of the persons acting as proxies to vote such proxy "FOR" the election of the named nominees for Class I directorships, unless authorization is withheld on the proxy. If any nominee is unable or unwilling to serve as a Director, which is not anticipated, the persons acting as proxies intend to vote for the election of such other persons as they, in their discretion, may choose.

Information as to Director Nominees

        The following table provides information as of January 6, 2009 with respect to each of the Company's Director nominees.

Name and year first became a Director of the Company	Age	Principal occupation during the past five years
CLASS I—Terms for which they are nominated would expire at the 2012 Annual Meeting of Stockholders
Aram G. Garabedian 1971	73
		State Senator of the State of Rhode Island from 2000 to 2002, and a representative in that State's legislature from 1972 through 1978, and again from 1998 through 2000. Cranston City Council President 2005 – 2008. Since 1986, he has been a real estate property manager and developer in Rhode Island. He is President of Bliss Properties, Inc. and President of One Financial Center Plaza LLC in Providence, Rhode Island, and a co-managing partner of the Warwick Mall, in Warwick, Rhode Island. He was associated with the Company and its predecessor, Arco Pharmaceuticals, Inc., for 20 years in a sales capacity and as an officer.
Neil H. Koenig 2005	58
		A partner at Imowitz, Koenig & Co., LLP, a public accounting firm providing services to public and private companies, and member of Real Estate Systems Implementation Group, LLC, a consulting company serving the real estate industry. Since 2002, he has been Chief Financial Officer of Orthometrix, Inc., a public company that manufactures and distributes medical and fitness-related equipment. Mr. Koenig also serves on the Board of Directors of Orthometrix, Inc. He is the Vice President of Guggenheim Structured Real Estate and Square Mile Capital, both of which are private equity real estate funds.

Information as to Directors Continuing in Office

        The following table provides information as of January 6, 2009 with respect to each of the Company's Directors whose terms expire after the Meeting.

Name and year first became a Director of the Company	Age	Principal occupation during the past five years
CLASS III—Terms Expiring at the 2010 Annual Meeting of Stockholders
Michael L. Ashner 1998	56
		President and Chief Executive Officer of Winthrop Realty Partners, L.P., a real estate investment and management company, since 1996. Mr. Ashner is also the Chairman and Chief Executive Officer of Winthrop Realty Trust, a New York Stock Exchange listed real estate investment trust. Mr. Ashner serves on the Board of Directors of Winthrop Realty Trust.
Glenn Cohen 1988	49	President of 1641 Bellmore Road Corp., a residential/commercial real estate development corporation, and President of Save-on Sprinkler Co., a sprinkler company.
Arthur Rudolph 1971	80
		Founded Arco Pharmaceuticals, Inc., the Company's predecessor, in 1960 and founded the Company in 1971. Mr. Rudolph, who is Scott Rudolph's father, served as the Company's Chief Executive Officer and Chairman of the Board until his resignation in September 1993. He has been a consultant to the Company since 1997.
CLASS II—Terms Expiring at the 2011 Annual Meeting of Stockholders
Scott Rudolph 1986	51
		Chairman of the Board and Chief Executive Officer of the Company. He served as the Chairman of the Board of Dowling College, Long Island, New York from 1997 through 2000, and currently serves on its Board of Trustees. Mr. Rudolph, who is Arthur Rudolph's son, joined the Company in 1986.
Peter J. White 2001	54
		President and Chief Executive Officer of I. J. White Corporation, a company based in Farmingdale, New York, engaged in the worldwide engineering and manufacturing of conveying systems for the food industry.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF ARAM G. GARABEDIAN AND NEIL H. KOENIG AS CLASS I DIRECTORS.

Independence of Board Members

        The Board reviews the independence of its members on an annual basis. No Director will be deemed to be independent unless the Board affirmatively determines that the Director in question has no material relationship with the Company, directly or as an officer, stockholder, member or partner of an organization that has a material relationship with the Company. The Board observes all criteria for independence established by the New York Stock Exchange ("NYSE"), where the Common Stock is listed for trading, and other applicable laws and regulations.

        In its annual review of Director independence, the Board considers all commercial, banking, consulting, legal, accounting, charitable or other business relationships any Director may have with the Company. In making its independence determinations, the Board considered, in particular, the stock ownership of each Director, as well as the prior employment relationship between Mr. Garabedian and the Company, which ended in 1986, Mr. Garabedian's interest in a shopping mall in which one Vitamin

World Store leases approximately 1,500 square feet of retail space, and the fact that Mr. Garabedian's son-in-law is a sales representative for the Company. The Board determined that these de minimus matters did not affect Mr. Garabedian's independence. The Board further determined that each independent Director had no other relationships with the Company outside of his position on the Board. As a result of its annual review, the Board has determined that all the current Directors are independent, with the exception of Arthur Rudolph and Scott Rudolph. Scott Rudolph is not independent because he was an executive officer of the Company during the 2008 Fiscal Year. Arthur Rudolph is not independent because he is Scott Rudolph's father and because he has a consulting agreement with the Company (described in more detail under "Compensation of Outside Directors" below).

        Following the meetings of the Board, the Company's non-management Directors generally meet without management present. There is no predetermined non-management Director who presides over such meetings. At each meeting, the non-management Directors choose a presiding member for that meeting, based upon the topics to be discussed. "Non-management" Directors are those directors who are not executive officers, and may include Directors who are not considered to be independent under regulations issued by the United States Securities and Exchange Commission ("SEC") or the NYSE. The Company's non-management Directors are Messrs. Ashner, Cohen, Garabedian, Koenig and White.

Committees of the Board of Directors

        The Board has four standing committees: (i) an Audit Committee; (ii) a Compensation and Stock Option Committee (the "Compensation Committee"); (iii) a Nominating/Corporate Governance Committee; and (iv) a Strategic Planning Committee.

        The Audit Committee is composed of Michael L. Ashner (Chairman), Neil H. Koenig and Peter J. White. The Audit Committee, which is comprised entirely of independent Directors, is charged with assisting the Board in its oversight of:

  •
  the qualifications, independence and performance of the Company's independent accountants and the performance of the Company's internal auditors and internal audit function;

  •
  the integrity of the Company's financial statements and the Company's financial reporting processes and systems of internal control; and

  •
  the Company's compliance with legal and regulatory requirements.

The Audit Committee provides an avenue of communication among management, the independent accountants, the internal auditors and the Board. In carrying out its responsibilities, the Audit Committee also meets with internal audit staff of the Company and with the independent accountants in executive session, without members of management present. The Audit Committee met six times during the 2008 Fiscal Year. The Board has determined that each member of the Audit Committee is independent, as independence for audit committee members is defined in the NYSE Listed Company Manual and by applicable SEC rules. The Board has further determined that each member of the Audit Committee possesses the financial literacy and experience required by NYSE, and that, in addition, Mr. Koenig is an Audit Committee "financial expert," as defined by SEC rules. The Audit Committee's written charter is posted on the Company's website at www.nbty.com under the link "Corporate Governance." Any stockholder can obtain a printed copy by sending a written request to Irene Fisher, our General Counsel, at the Company's headquarters at 2100 Smithtown Avenue, Ronkonkoma, New York 11779.

        The Compensation Committee, which met seven times in the 2008 Fiscal Year, is composed of Neil H. Koenig (Chairman), Glenn Cohen and Aram G. Garabedian, each of whom is an independent Director. The Compensation Committee assists the Board in:

  •
  developing and periodically reviewing compensation policies for the Company, including stock options, restricted stock and similar awards, consistent with, and linked to, the Company's strategies;

  •
  evaluating the performance of the Company's Chief Executive Officer ("CEO") and determining his compensation annually;

  •
  recommending the compensation of the Company's other executive officers annually;

  •
  reviewing management's recommendations on executive compensation policies and programs;

  •
  recommending the fees of outside directors;

  •
  reviewing and approving new Company benefit plans and amendments to existing benefit plans;

  •
  approving all equity-based compensation plans; and

  •
  reviewing benefit plan administration.

The Compensation Committee also has authority to make all determinations under the proposed NBTY, Inc. 2009 Equity Awards Plan. See "Proposal 2" below. The Compensation Committee's written charter is posted on the Company's website at www.nbty.com under the link "Corporate Governance." Any stockholder can obtain a printed copy by sending a written request to Irene Fisher, our General Counsel, at the Company's headquarters at 2100 Smithtown Avenue, Ronkonkoma, New York 11779.

        All independent Directors who are not members of the Compensation Committee may attend, but not vote at, meetings of the Compensation Committee, subject to the Compensation Committee's right to exclude any person whose presence the Compensation Committee considers inappropriate. Further, the Compensation Committee may invite any director, member of management or any other person to its meetings.

        The Compensation Committee has the authority to retain and terminate any consultants, including legal counsel, to assist it in performing its duties. From time to time, the Compensation Committee seeks information and advice regarding executive compensation market practices from outside independent advisors. In December 2008, the Compensation Committee engaged Towers Perrin, an independent executive compensation consulting firm, to advise the Company about senior executive compensation, market practices and succession planning.

        The Nominating/Corporate Governance Committee is composed of Peter J. White (Chairman), Aram G. Garabedian and Glenn Cohen, each of whom is an independent Director. The Nominating/Corporate Governance Committee is charged with assisting the Board in:

  •
  establishing criteria for Board membership;

  •
  searching for and screening candidates to fill Board vacancies;

  •
  recommending an appropriate slate of candidates for election each year;

  •
  evaluating the performance of individual directors;

  •
  assessing the overall performance of the Board;

  •
  considering issues regarding the composition and size of the Board;

  •
  monitoring a process to assess the Board's effectiveness; and

  •
  developing and implementing the Company's Corporate Governance Guidelines.

        The Nominating/Corporate Governance Committee met once during the 2008 Fiscal Year. The Nominating/Corporate Governance Committee's written charter and the Company's Corporate Governance Guidelines are available on the Company's website at www.nbty.com under the link "Corporate Governance." Any stockholder can obtain a printed copy by sending a written request to Irene Fisher, our General Counsel, at the Company's headquarters at 2100 Smithtown Avenue, Ronkonkoma, New York 11779.

        Directors, members of management and stockholders may suggest Director nominees to the Board. The Company also, in its discretion, may engage a third party to assist in the search for Director candidates. Each of Messrs. Garabedian and Koenig, proposed for election as a Class I Director at the Meeting, is currently a Director of the Company.

        Stockholders wishing to nominate Director candidates for consideration may do so by writing to Irene Fisher, our General Counsel, at the Company's headquarters at 2100 Smithtown Avenue, Ronkonkoma, New York 11779, and providing the candidate's name, age, biographical data and qualifications. The Nominating/Corporate Governance Committee will evaluate recommendations that stockholders make in accordance with these procedures in the same manner as other candidates. See "Procedure for Submitting Stockholder Proposals" below for further details regarding how to submit Board nominations. In its assessment of any potential candidate, the Nominating/Corporate Governance Committee will review the nominee's judgment, experience, independence, understanding of the Company's industry and markets or related industries and markets, and any other factors that the Nominating/Corporate Governance Committee believes are pertinent in light of the current needs of the Board. In addition, the Nominating/Corporate Governance Committee will take into account the requirements set forth in the Company's Corporate Governance Guidelines, as well as a nominee's ability to devote the time and effort necessary to fulfill a Director's responsibilities.

        The Strategic Planning Committee is composed of Scott Rudolph (Chairman), Arthur Rudolph and Aram G. Garabedian. The Strategic Planning Committee exercises the broad powers and authority the By-Laws grant to this Committee, including evaluating potential acquisitions, exploring new marketing areas and assisting in the formulation of major policy objectives.

        During the 2008 Fiscal Year, the Board convened ten meetings. Each Director attended at least 75% of the Board meetings and the meetings of the Committees of which he was a member.

        It is the Company's policy that all Directors attend annual meetings of stockholders. All Directors attended the 2008 Annual Meeting of Stockholders.

Compensation of Outside Directors

        During the 2008 Fiscal Year, each Director (other than Scott Rudolph, who was an officer of the Company during the 2008 Fiscal Year) earned an annual retainer of $70,000 for services rendered as Directors. In addition, each Director, other than Scott Rudolph, is entitled to reimbursement for out-of-pocket expenses to attend meetings. Mr. Ashner also received an additional $50,000 in connection with his services as Chairman of the Audit Committee, for a total of $120,000. Except as described below, the Company does not offer a pension plan or other compensation to these Directors. Any Director who is an executive officer of the Company does not receive additional compensation for his services as a Director. See "Executive Compensation" and "Summary Compensation Table" for information regarding Scott Rudolph's compensation.

Name	Fees Earned or Paid in Cash($)	Option Awards($)*	All Other Compensation($)		Total($)
Michael L. Ashner	$120,000	$32,850	$—		$152,850
Glenn Cohen	70,000	32,850	—		102,850
Aram G. Garabedian	70,000	32,850	—		102,850
Neil H. Koenig	70,000	32,850	—		102,850
Arthur Rudolph	70,000	32,850	484,147	**	586,997
Michael C. Slade***	—	—	152,348		152,348
Peter J. White	70,000	32,850	—		102,850

*
Amounts shown represent the compensation expense that the Company incurred in connection with the February 1, 2008 grant of stock options for 15,000 shares of Common Stock to each Director in the table. These option awards vest in three equal increments on each of the second, third and fourth anniversary of the date of grant. The Company calculated this compensation expense based on the Black-Scholes option-pricing model, determined in accordance with FAS 123(R), and based on the following assumptions: (a) a 6.45 year expected term, (b) a 48.30% volatility, (c) a 3.71% risk-free rate, and (d) a 0% dividend yield.

**
The Company paid this amount, which represents a $450,000 consulting fee, an $18,000 car allowance and $16,147 in health insurance benefits, to Rudolph Management Associates, Inc. under a consulting agreement described below.

***
All other compensation represents salary Mr. Slade received for a portion of the 2008 Fiscal Year during which he served as an officer. Mr. Slade forfeited the options the Company granted to Directors in February 2008 when he resigned from the Board on November 20, 2008 before these options vested.

Additional Information with Respect to Director Equity Awards

        The following table provides additional information about the outstanding equity awards at the end of the 2008 Fiscal Year and option awards granted during the 2008 Fiscal Year for Directors, other than Scott Rudolph.

Name	Option Awards Outstanding at Fiscal Year-End (#)	Option Awards Granted During Fiscal Year 2008 (#)	Grant Date Fair Value of Option Awards Granted During Fiscal Year 2008 ($)*
Michael L. Ashner	15,000	15,000	$197,100
Glenn Cohen	15,000	15,000	197,100
Aram G. Garabedian	15,000	15,000	197,100
Neil H. Koenig	15,000	15,000	197,100
Arthur Rudolph	45,000	15,000	197,100
Michael C. Slade**	—	**	—
Peter J. White	15,000	15,000	197,100

*
Reflects the fair value of the options granted on February 1, 2008, calculated in accordance with FAS 123(R). For option awards, that number is calculated by multiplying the Black-Scholes value of $13.14 (calculated as described above), by the number of options awarded, 15,000.

**
Mr. Slade forfeited the options the Company granted to Directors in February 2008 when he resigned from the Board on November 20, 2008 before these options vested.

        Effective January 1, 1997, the Company entered into a consulting agreement with Rudolph Management Associates, Inc. for the consulting services of Arthur Rudolph, a Director and founder of the Company. The agreement has been renewed for successive one-year terms and will expire December 31, 2009. The agreement provides for a consulting fee in the annual amount of $450,000 for the period ending December 31, 2009, payable in monthly installments. During the 2008 Fiscal Year, the Company paid Mr. Arthur Rudolph a $450,000 consulting fee and an $18,000 car allowance under this consulting agreement. In addition, the Company provided health insurance benefits to Mr. Arthur Rudolph at a cost of $16,147.

        The Company has a mandatory retirement age policy that applies to each member of the Board, other than Mr. Arthur Rudolph, the Company's founder. Under this superannuation policy, no person who has reached the age of 73 can stand for election to the Board. Aram G. Garabedian has reached the mandatory retirement age for Directors under this policy. However, due to the recent resignation of Michael C. Slade from the Board in November 2008, the Nominating/Corporate Governance Committee decided that it is in the best interest of the Company and its stockholders to make an exception to this policy for Mr. Garabedian and to nominate him for re-election as a Class I Director. Each member of the Board who has served on the Board for at least 15 years and who retires from the Board solely as a result of this superannuation policy will continue to receive the annual Board retainer in effect at the time of such Director's retirement, until the earlier of the tenth anniversary of the retirement date or his death. Three former directors of the Company (Messrs. Daly, Owen and Sacks) are currently receiving payments under this superannuation policy. Messrs. Owen and Sacks are each receiving $60,000 per year, and Mr. Daly is receiving $70,000 per year.

Communication with Directors

        Stockholders and any other interested party wishing to communicate with the Board may do so in one of four ways: in person at the Meeting, by mail, by telephone or via the internet. Any stockholder can mail correspondence to any Director, or to the Board as a whole, by addressing it to the attention of Irene Fisher, our General Counsel, at the Company's headquarters at 2100 Smithtown Avenue, Ronkonkoma, New York 11779. After the mail is opened and screened for security purposes, it will be logged in, and (other than mail that our General Counsel determines to be trivial or obscene) then forwarded to the particular Director identified, or to the Board as a whole, as requested in the stockholder's correspondence. Trivial items will be delivered to the Directors at the next scheduled Board meeting. Obscene items will not be forwarded.

        Stockholders and any other interested party wishing to communicate only with non-management Directors may do so by calling toll free at 1.866.850.8624 or via the internet at www.reportit.net, in either case using the username "NBTY" and the password "holder." Copies of any such communication will be forwarded to each non-management Director.

Compensation Committee Interlocks and Insider Participation

        As of September 30, 2008, the Compensation Committee consisted of Neil H. Koenig, Glenn Cohen and Aram G. Garabedian. Mr. Garabedian was appointed to the Compensation Committee in February 2008 to replace Peter J. White. Mr. Garabedian was an officer of Arco Pharmaceuticals, Inc., the Company's predecessor, until 1986. One Vitamin World store leases approximately 1,500 square feet of retail space in a shopping mall that is owned by an entity in which members of Mr. Garabedian's extended family have an aggregate 35% income interest and for which Mr. Garabedian serves as a co-managing partner. The lease expires in October 2010. During the 2008 Fiscal Year, aggregate payments of base rent (approximately $75,000), additional rent (including a pro-rata portion of real estate taxes), and all other charges under this lease were approximately $127,000. In addition, Mr. Garabedian's son-in-law is a sales representative for the Company. No other member of the Compensation Committee had a relationship during the 2008 Fiscal Year requiring disclosure under Item 404 of Regulation S-K.

        None of the Company's executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of the Company's Board or Compensation Committee.

 PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

        The following table sets forth the number of shares of Common Stock beneficially owned as of January 6, 2009 by: (i) each Director of the Company, including each nominee for election as a Director; (ii) the executive officers named in the Summary Compensation Table set forth below; (iii) the current Directors and executive officers as a group; (iv) each person or entity the Company knows to beneficially own more than 5% of the outstanding shares of Common Stock; and (v) the Company's Associate Stock Ownership Plan (the "ESOP"):

Directors**	Number of Shares Beneficially Owned(a)	Percent of Class(a)
Scott Rudolph(b)	5,877,889	9.3%
Arthur Rudolph(c)	360,392	*
Michael L. Ashner	35,000	*
Glenn Cohen	29,575	*
Aram G. Garabedian	3,000	*
Neil H. Koenig	3,500	*
Peter J. White(d)	9,700	*
Named Executive Officers**
Harvey Kamil(e)	1,595,086	2.6%
James P. Flaherty(f)	48,637	*
John D. Leahy(g)	128	*
Hans Lindgren(h)	6,811	*
All Directors and Executive Officers as a group (12 persons)***	8,162,493	12.8%
Other
ESOP(i)	1,874,248	3.0%
FMR, LLC(j) 82 Devonshire Street Boston, MA 02109	3,471,330	5.6%
Neuberger Berman, LLC(j) 605 Third Avenue New York, NY 10158	8,070,549	13.1%

*
Percentage ownership of less than one percent.

**
The address of all our named officers and directors is the Company's headquarters.

***
Includes shares owned by Glenn Schneider, who became an executive officer in January 2009. See "Executive Officers of the Registrant" below.

(a)
This column includes shares which Directors, executive officers and certain other holders have the right to acquire within 60 days of January 6, 2009. Except as otherwise indicated, each person and entity has the sole voting and investment power with respect to the shares set forth in the table.

(b)
Includes (i) options to purchase 1,760,000 shares of Common Stock which are presently exercisable and (ii) 63,303 shares of Common Stock held in the ESOP.

(c)
Includes (i) 40,000 shares of Common Stock owned by Mr. Rudolph's wife, as to which Mr. Rudolph disclaims beneficial ownership, and (ii) options to purchase 30,000 shares of Common Stock which are presently exercisable.

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(footnotes continued from prior page)

(d)
Includes 200 shares of Common Stock owned by Mr. White's wife, as to which Mr. White disclaims beneficial ownership.

(e)
Includes (i) options to purchase 356,715 shares of Common Stock which are presently exercisable, (ii) 187,371 shares held in a trust for the benefit of Mr. Kamil's children, as to which Mr. Kamil disclaims beneficial ownership, and (iii) 90,431 shares of Common Stock held in the ESOP.

(f)
Includes 47,673 shares of Common Stock held in the ESOP.

(g)
Represents 128 shares of Common Stock held in the ESOP.

(h)
Represents 6,811 shares of Common Stock held in the ESOP.

(i)
Excludes shares of Common Stock beneficially owned by the directors and named executive officers through the ESOP. Fidelity Management Trust Company is the Trustee for the ESOP.

(j)
Based on its beneficial ownership report on Schedule 13G, filed in February 2008.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

        This Compensation Discussion and Analysis ("CD&A") describes how we decide what to pay the individuals listed in the Summary Compensation Table on page 17 of this Proxy Statement, our "named executive officers." This CD&A also provides context for the information in the compensation tables set forth below.

  Compensation Philosophy and Objectives

        The Compensation Committee, which oversees our executive compensation program, tries to design a compensation program that will attract, retain and motivate the talented individuals we need to prosper, and reward them for their contributions to the Company's performance. The Compensation Committee considers factors such as an executive's level of responsibility, experience, tenure, and contributions to the Company's overall performance and key strategic initiatives. The Compensation Committee also considers what companies comparable to ours are paying. From time to time, the Compensation Committee engages compensation consultants to provide market information about similar companies. What the Compensation Committee considers important varies from year to year, based on the Company's goals, strategies and performance.

Role of Chief Executive Officer in Compensation Decisions

        From time to time, at the invitation of the Compensation Committee, our CEO attends Compensation Committee meetings, except those that address his own compensation. Our CEO's insights play an important role in the Compensation Committee's recommendations. By participating in Compensation Committee meetings, our CEO can share his views with respect to the Company's overall performance, and provide his evaluation of individual performance in light of Company goals and strategies. Historically, the Compensation Committee has given substantial weight to our CEO's recommendations. Although the Compensation Committee reserves the right to modify or reject any recommendation, the Compensation Committee and our CEO have historically reached agreement on executive compensation.

Compensation Determinations

        The Compensation Committee generally employs a three-step analysis to determine compensation.

  •
  First, the Compensation Committee considers the Company's overall financial and operating performance during the period, as well as achievement of strategic and tactical goals. The actual measures of such performance vary from year to year, depending on the Company's circumstances, and are not set in advance. Some of the performance criteria that the Compensation Committee has used in the past include net sales, EBITDA, net income and gross margins. Our Executive Bonus Plan, which sets out certain performance measures to qualify payments under that plan as a tax deductible compensation expense for the Company, is an exception to the general rule. As discussed below, this plan only affects our CEO and President, and the Compensation Committee has the right to award those officers bonuses, regardless of such performance measures, based on the Company's overall performance. Our Executive Bonus Plan is described in more detail below.

  •
  Second, the Compensation Committee evaluates the individual's contribution to the Company's financial and operational achievements, both in terms of the Company's needs during the period and the individual's performance. The Compensation Committee considers the executive's opportunity to contribute to the Company's overall performance, his relative responsibilities and challenges, and how well he met the challenges. The Compensation Committee also considers the individual's potential for future contributions to the Company's long-term success, and evaluates his experience and his management and leadership abilities.

  •
  Finally, the Compensation Committee considers the market for the executive talent, and tries to set compensation at competitive levels within the nutritional supplement industry and with reference to other similarly-sized companies. The Compensation Committee evaluates available survey and proxy statement data and may consult compensation consultants, as needed. In addition, base salaries reflect the Company's operating philosophy, strategic direction and cost-conscious orientation.

How the Company Determines its Executive Compensation

        During the 2008 Fiscal Year, total compensation for our named executive officers consisted of the following components:

  •
  base salary,

  •
  cash bonuses,

  •
  equity-based awards,

  •
  participation in our ESOP and 401(k) plan, and

  •
  limited personal benefits.

        We discuss below how we determine the amount and type of compensation best suited to the Company's goals, and how we believe these decisions reflect the Company's compensation philosophy.

        Base Salary.    We believe the Company must offer competitive base salaries to attract and retain high-quality executives. The Compensation Committee tries to set levels at amounts that compensate executives fairly and provide a reasonable level of security. The Compensation Committee considers the responsibilities of each position and the skill and experience it requires, and the evaluations and performance reviews of the CEO. The salaries of Mr. Rudolph, our CEO, and Mr. Kamil, our President/CFO, were increased for the 2008 Fiscal Year under the terms of employment agreements entered into as of March 1, 2008. Mr. Leahy's base compensation for the 2008 Fiscal Year was increased substantially in recognition of his promotion to Senior Vice President-Wholesale Business during the year. Mr. Flaherty received a 5% increase in base salary, reflecting, in part, inflation in the Long Island area during the relevant period, and Mr. Lindgren received a 1.9% increase.

        The following table sets forth base salaries for our named executive officers (and the applicable percentage increase rates) for the 2008 Fiscal Year compared to those for the fiscal year ended September 30, 2007 (the "2007 Fiscal Year"). Base salary increases for the 2008 Fiscal Year were effective October 1, 2007 for Messrs. Rudolph and Kamil (under the terms of their employment agreements), and February 28, 2008 for the other named executive officers.

Named Executive Officer	2007 Base Salary($)	2008 Base Salary($)	% Increase
Scott Rudolph	$853,391	$925,000	8.4%
Harvey Kamil	477,899	600,000	25.5%
James P. Flaherty	277,725	291,679	5.0%
John D. Leahy	281,346	360,731	28.2%
Hans Lindgren	318,866	325,000	1.9%

        Cash Bonuses.    We believe that annual cash bonuses reward our executives for their individual performance and their contribution to the Company's performance, and motivate them to advance the Company's goals. The Company's overall performance is the first and most important factor we consider. If the Company's performance is poor, cash bonuses will likely be substantially lower than when its performance is excellent. The next most important factor is the executive's performance and contribution to the success of his business line. Except under the Executive Bonus Plan discussed below, we generally do not set specific targets for the Company's performance or individual accomplishments, or set pre-assigned weight to any factor. Rather, the Compensation Committee considers the Company's results and each executive's performance at the close of the fiscal year, in light of the events and factors that proved significant during that fiscal year. While this method may not provide our executives with precise and predetermined criteria for what we expect from them, it gives us greater flexibility, and permits us to make our determinations based on a better understanding of the importance of various factors.

        Based upon our audited financial statements for the 2008 Fiscal Year, the Compensation Committee has determined that no bonuses were earned under the Executive Bonus Plan this year because the targets were not met. However, the Compensation Committee has the discretion, and currently intends, to set a bonus for the participants in the Executive Bonus Plan (described below) under the same discretionary criteria, and in the same manner, as it will use to determine bonuses for other executive officers. Discretionary bonuses may not be deductible by the Company for federal income tax purposes to the extent they represent compensation in excess of $1 million under Section 162(m) of the Code.

        We expect discretionary annual bonuses (if any) based on 2008 Fiscal Year performance to be determined during the second fiscal quarter of 2009, in keeping with our past practices. We will report any such bonuses, once determined, in a Current Report on Form 8-K filed with the SEC.

        The following table sets forth annual bonuses paid to the Company's named executive officers in February 2008 (with the exception of Mr. Lindgren, whose bonus was paid in October 2008), which were based on 2007 Fiscal Year performance.

Named Executive Officer	Bonus Paid in 2008 (based on 2007 Fiscal Year Performance)($)
Scott Rudolph	$1,150,000
Harvey Kamil	650,000
James P. Flaherty	155,000
John D. Leahy	380,000
Hans Lindgren	225,000

        The Company's performance improved significantly during the 2007 Fiscal Year compared to the previous year. Net sales increased 7%, from approximately $1.9 billion to approximately $2.0 billion. Income from operations increased 76%, from approximately $175.2 million to approximately $307.6 million. Net income increased 86%, from approximately $111.8 million to approximately $208.0 million, and net income as a percentage of sales increased from 5.9% to 10.3%. In addition to these financial factors, during the 2007 Fiscal Year, the Company achieved a number of significant goals, including the acquisition of the Ester C brand, the expansion of the Company's international operations, and increases in the Company's overall efficiency. We considered these and other factors in setting the cash bonuses paid in February 2008.

        Historically, the Compensation Committee has set cash bonuses for our executives in its discretion, as described above, without specific targets set in advance. Consequently, these bonuses were not considered "performance-based" compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which meant the bonuses for our most highly compensated executives were not tax deductible to the extent they represented compensation over $1 million. At our 2008 Annual Meeting, the stockholders approved the NBTY, Inc. Executive Bonus Plan (the "Executive

Bonus Plan"). Under the Executive Bonus Plan, the Compensation Committee established performance goals for the 2008 Fiscal Year and designated Messrs. Rudolph and Kamil as participants in the Executive Bonus Plan for that period. The maximum bonus payable under the Executive Bonus Plan upon achievement of the performance goals was 200% of a participant's annual base salary on October 1, 2007. The Compensation Committee had discretion to reduce the bonus to reflect additional factors it considered appropriate. The target bonus under the Executive Bonus Plan for the 2008 Fiscal Year was 100% of the participant's annual base salary on October 1, 2007.

        Equity-Based Awards.    In February and May 2008, the Compensation Committee granted a total of 957,000 stock option awards to over 100 members of management and directors of the Company. These awards were granted in consultation with Compensation Committee professional advisors and with input and recommendation from the CEO and President of the Company. The Compensation Committee and management of the Company viewed these awards as appropriate to (i) motivate management to increase shareholder value, and (ii) maintain compensation at market competitive levels. These awards vest in three equal increments on each of the second, third and fourth anniversary of the date of the grant. The exercise price of the options was $25.50 for the February 2008 grants and $28.30 for the May 2008 grants, representing in each case the closing price of the Company's common stock on the date of the grant.

        Retirement Plans.    Our executive officers participate in the same retirement plans on the same terms as provided to most of our salaried employees. These plans consist of a 401(k) savings plan and the ESOP. The 401(k) plan permits participants to make pre-tax salary contributions up to the maximum amount permitted under the Code, and the Company makes a 100% matching contribution up to the first 2% of the participant's compensation. From time to time, the Company contributes shares of Common Stock (or funds to purchase shares of Common Stock) to the ESOP, which are allocated among participants based upon their compensation for the year.

        Perquisites.    We provide a limited number of perquisites, without tax gross-ups, to our executive officers. One such perquisite is a split dollar life insurance arrangement under which certain executives are entitled to payments upon retirement on or after age 65 or death. See "Nonqualified Deferred Compensation Life Insurance Agreements" below. The Summary Compensation Table contains an itemized disclosure of certain perquisites to our named executive officers.

        Other Benefits.    We also provide certain benefits to substantially all salaried employees. These include health and welfare benefits, disability and life insurance, education and tuition reimbursement and an employee assistance program.

Employment Agreements

        The Company signed employment agreements with both Scott Rudolph and Harvey Kamil, effective March 1, 2008. Under the agreement with Mr. Rudolph, Mr. Rudolph serves as Chairman of the Board and CEO of the Company. Under the agreement with Mr. Kamil, Mr. Kamil serves as President/CFO of the Company. The term of the agreements is three years, subject to automatic annual extensions, unless either party provided specified notice to the contrary.

        The agreements also provide for (i) a base salary of $925,000 per year and of $600,000 per year for Rudolph and Kamil, respectively (in each case, subject to increase upon annual review, but in no event shall the increase over the prior year's base salary be less than the percentage increase in the Consumer Price Index), (ii) the opportunity to receive an annual bonus, payable in cash, with a target amount of 100% of the executive's base salary and a maximum of 200% of the executive's base salary, (iii) an opportunity to receive stock-based awards as determined by the Compensation Committee, (iv) the right to participate in all health insurance and similar benefit plans and programs maintained by the Company, and to receive such other employment benefits as the Company may provide, including a Company-leased car at a maximum rental cost to the Company of $2,500 per month for Mr. Rudolph and $2,000 per month for Mr. Kamil. The agreements also provide for gross-up payments should it be determined that any payment or distribution by the Company to or for the benefit of the executive would be subject to the excise tax imposed by Section 4999 of the Code. The agreements contain non-competition and non-solicitation provisions that apply during the term of the agreements and for a one-year period beyond their expiration.

        For a discussion of amounts payable to each of these executives under their respective agreements in the event their employment were terminated, see "Potential Payments upon Termination or Change of Control" below.

Report of the Compensation Committee

        The Compensation Committee of the Board reviewed and discussed the above Compensation Discussion and Analysis with management of the Company. Based on that review and discussion, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

By the Compensation Committee Neil H. Koenig (Chairman) Glenn Cohen Aram G. Garabedian

 Summary Compensation Table

        The following table sets forth information concerning total compensation earned or paid to the CEO, the President/CFO and the other most highly compensated executive officers of the Company who served in such capacities as of September 30, 2008.

Name and Principal Position		Salary ($)*	Bonus (1)($)	Option Awards (2)($)	All Other Compensation ($)		Total ($)
Scott Rudolph	2008	$923,741	$1,150,000	$419,250	$64,639	(3)	$2,557,630
Chairman of the Board and	2007	853,391	1,250,000	—	93,099	(4)	2,196,490
Chief Executive Officer
Harvey Kamil	2008	597,718	650,000	219,000	47,146	(5)	1,513,864
President and Chief Financial	2007	477,899	650,000	—	43,349	(6)	1,171,248
Officer
James P. Flaherty	2008	291,679	155,000	65,700	19,233	(7)	531,612
Sr. Vice President-Marketing	2007	277,725	155,000	—	20,781	(7)	453,506
and Advertising
John D. Leahy	2008	360,731	380,000	65,700	9,233	(8)	815,664
Sr. Vice President-Wholesale	2007	281,346	129,010	—	10,781	(8)	421,137
Business
Hans Lindgren	2008	325,000	225,000	65,700	50,438	(9)	666,138
Sr. Vice President-Operations	2007	318,866	190,000	—	46,752	(9)	555,618
and Corporate Secretary

*
The amount of salary varies slightly from the base compensation listed under "Executive Compensation" above because payroll periods span more than one fiscal year, and the 2008 Fiscal Year salary amount reflects one week's pay at the prior year's base salary rate.

(1)
Bonus amounts shown for 2008 are the bonuses paid during the 2008 Fiscal Year for services rendered during the 2007 Fiscal Year (with the exception of Mr. Lindgren, whose bonus was paid in October 2008). Likewise, bonus amounts shown for 2007 are the bonuses paid for services rendered during the prior fiscal year. The bonuses, if any, to be paid during the 2009 Fiscal Year for services rendered during the 2008 Fiscal Year have not yet been determined or paid. The Company expects such bonuses, if any, to be determined during the second fiscal quarter of 2009, and the Company will report those amounts on a Current Report on Form 8-K at that time. Bonuses for the 2007 Fiscal Year were used in determining the Company's most highly compensated executive officers for whom compensation disclosure is given in this table.

(2)
Amounts shown represent the compensation expense, based on the Black-Scholes option-pricing model, the Company incurred relating to option awards granted to named executive officers during the 2008 Fiscal Year, determined under FAS 123(R). These amounts were calculated using the following assumptions: (a) for grants to Scott Rudolph, a 9.18 year expected term, a 54.78% volatility, a 3.56% risk-free rate, and a 0% dividend yield; and (b) for grants to the other four officers listed, a 6.45 year expected term, a 48.30% volatility, a 3.71% risk-free rate, and a 0% dividend yield.

(3)
Includes $2,142 related to the use and maintenance of corporate aircraft (calculated on the basis of the incremental cost of such use to the Company), a $30,000 car allowance, amounts contributed by the Company to the ESOP, the Company's matching contribution under the 401(k) plan, and the Company's payment of life insurance premiums as described under "Nonqualified Deferred Compensation Life Insurance Agreements" below.

(4)
Includes $36,371 related to the use and maintenance of corporate aircraft (calculated on the basis of the incremental cost of such use to the Company), a $23,000 car allowance, amounts contributed by the Company to the ESOP, the Company's matching contribution under the 401(k) plan, and the Company's payment of life insurance premiums as described under "Nonqualified Deferred Compensation Life Insurance Agreements" below.

(footnotes continued on next page)

(footnotes continued from prior page)

(5)
Includes a $24,000 car allowance, amounts contributed by the Company to the ESOP, the Company's matching contribution under the 401(k) plan, and the Company's payment of life insurance premiums as described under "Nonqualified Deferred Compensation Life Insurance Agreements" below.

(6)
Includes an $18,655 car allowance, amounts contributed by the Company to the ESOP, the Company's matching contribution under the 401(k) plan, and the Company's payment of life insurance premiums as described under "Nonqualified Deferred Compensation Life Insurance Agreements" below.

(7)
Includes a car allowance, amounts contributed by the Company to the ESOP, the Company's matching contribution under the 401(k) plan, and the Company's payment of life insurance premiums as described under "Nonqualified Deferred Compensation Life Insurance Agreements" below.

(8)
Includes a car allowance, amounts contributed by the Company to the ESOP, and the Company's matching contribution under the 401(k) plan.

(9)
Includes a car allowance, amounts contributed by the Company to the ESOP, the Company's matching contribution under the 401(k) plan, the Company's payment of life insurance premiums as described under "Nonqualified Deferred Compensation Life Insurance Agreements" below, and country club fees of $31,000 and $29,000, for the 2008 Fiscal Year and the 2007 Fiscal Year, respectively.

Grants of Plan-Based Awards

        The following table sets forth the grants of plan-based awards to our named executive officers during the 2008 Fiscal Year.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards*			All Other Option Awards: Number of Securities Underlying Options (#)
						Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock Option Awards **
Name	Grant Date	Threshold	Target	Maximum
Scott Rudolph	2/25/2008	—	$925,000	$1,850,000
	2/1/2008				150,000	$25.50	$2,515,500
Harvey Kamil	2/25/2008	—	600,000	1,200,000
	2/1/2008				100,000	25.50	1,314,000
James P. Flaherty	2/1/2008	—	—	—	30,000	25.50	394,200
John D. Leahy	2/1/2008	—	—	—	30,000	25.50	394,200
Hans Lindgren	2/1/2008	—	—	—	30,000	25.50	394,200

*
Amounts in these columns represent possible payouts under the Executive Bonus Plan. No payments were earned or paid under the Executive Bonus Plan with respect to the 2008 Fiscal Year because the plan goals were not achieved. See "Compensation Discussion and Analysis" above for a further discussion of the Executive Bonus Plan.

**
Amounts shown represent the compensation expense, based on the Black-Scholes option-pricing model, the Company incurred relating to option awards granted to named executive officers during the 2008 Fiscal Year, determined under FAS 123(R). These amounts were calculated using the following assumptions: (a) for grants to Scott Rudolph, a 9.18 year expected term, a 54.78% volatility, a 3.56% risk-free rate, and a 0% dividend yield; and (b) for grants to the other four officers listed, a 6.45 year expected term, a 48.30% volatility, a 3.71% risk-free rate, and a 0% dividend yield. These options vest in three equal increments on each of the second, third and fourth anniversary of the date of grant.

Outstanding Equity Awards at Fiscal Year-End

        The following table shows the outstanding equity-based awards that were held by our named executive officers as of September 30, 2008.

Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Options(#) Unexercisable	Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price($)	Option Vesting Date		Option Expiration Date
Scott Rudolph	260,000	—	—	$4.7500			4/28/2009
	1,000,000	—	—	5.8750			8/9/2010
	500,000	—	—	5.4687			2/1/2011
		150,000	—	25.5000	2/1/2010	*	2/1/2018
Harvey Kamil	250,000	—	—	5.8750			8/9/2010
	106,715	—	—	5.4687			2/1/2011
	—	100,000	—	25.5000	2/1/2010	*	2/1/2018
James P. Flaherty	—	30,000	—	25.5000	2/1/2010	*	2/1/2018
John D. Leahy	—	30,000	—	25.5000	2/1/2010	*	2/1/2018
Hans Lindgren	—	30,000	—	25.5000	2/1/2010	*	2/1/2018

*
Each option is exercisable in three equal annual installments beginning on the second anniversary of the date of grant. The date shown in this column reflects the first vesting date.

Option Exercises and Stock Vested

        The following table gives information for options exercised in the 2008 Fiscal Year and stock awards that vested in the 2008 Fiscal Year for our named executive officers.

	Option Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)*
Scott Rudolph	1,050,000	$26,248,950
Harvey Kamil	68,285	$1,463,689
James P. Flaherty	—	—
John D. Leahy	—	—
Hans Lindgren	—	—

*
Represents the difference between (i) the closing price of the Common Stock on the date the options were exercised, and (ii) the exercise price of the options exercised.

Pension Benefits

        The Company does not maintain any tax-qualified defined benefit pension plans or supplemental executive retirement plans.

Nonqualified Deferred Compensation Life Insurance Agreements

        The Company does not have traditional nonqualified deferred compensation arrangements with its executive officers. However, the Company has entered into deferred compensation life insurance agreements with certain employees, including certain named executive officers. Each agreement requires the Company to maintain a variable life insurance policy on the life of the officer.

        Upon retirement on or after age 65, each agreement currently provides that the officer will be entitled to receive (i) the cash surrender value of the insurance policy maintained on his life, pursuant to the officer's previously made election (A) in a cash lump sum, or (B) in monthly installments to be paid over a period not to exceed 10 years, or (ii) the insurance policy. The cash surrender value of the policy will vary over time.

        If the officer dies while employed by the Company, or retires and subsequently dies before receiving all the post-retirement payments, the officer's beneficiary will be entitled to receive a lump sum payment equal to the death benefit under the insurance policy in full discharge of all the Company's obligations under the deferred compensation agreement.

        If the officer's employment with the Company is terminated involuntarily due to a permanent disability (as defined in the relevant deferred compensation life insurance agreement) before the officer's voluntary retirement from the Company, the officer will receive a lump sum payment equal to the cash surrender value of the insurance policy unless the officer elects that the Company transfer the policy to him, and such payment or transfer will fully discharge all the Company's obligations under the deferred compensation agreement.

        The officer will not be entitled to any benefits under the deferred compensation agreement if his employment with the Company is terminated under circumstances other than as described above.

        As of September 30, 2008 and September 30, 2007, the cash surrender value and death benefit under the variable life insurance policies maintained by the Company in connection with these agreements were as follows:

Named Executive Officer	September 30, 2007 Cash Surrender Value	September 30, 2008 Cash Surrender Value	Death Benefit
Scott Rudolph	$341,933	$265,622	$2,500,000
Harvey Kamil	199,932	151,757	810,000
James P. Flaherty	98,121	95,412	375,000
John D. Leahy*	—	—	—
Hans Lindgren	133,646	104,080	725,000

*
Mr. Leahy does not have a deferred compensation life insurance agreement.

Potential Payments upon Termination or Change of Control

        With the exception of Messrs. Rudolph and Kamil, all our executive officers are employed at-will. Although no other executive officers have employment agreements or severance or change of control agreements, options previously granted to executive officers (and other grantees) under our equity incentive plans will vest upon a change of control, as defined in those plans. Set forth below is an outline of what amounts would be due to each named executive officer if that executive's employment with the Company ended on September 30, 2008.

        Scott Rudolph.    If Mr. Rudolph was terminated without cause, or resigned for "good reason," as defined in his employment agreement, on September 30, 2008, then:

  •
  Mr. Rudolph would have been entitled to receive a lump sum payment equal to $5,676,000, which is the sum of (x) $2,775,000 (representing three times his base salary of $925,000) and (y) $2,901,000 (representing three times $967,000, his average actual annual bonus over the three prior fiscal years);

  •
  all Mr. Rudolph's health, hospitalization and similar benefits would have been continued for three years, valued at $74,124 for the three-year period;

  •
  Mr. Rudolph's outstanding but unvested 150,000 stock options would vest immediately and remain exercisable for one year after such termination. This accelerated vesting is valued at $603,000, based on the difference between the $25.50 exercise price of his unvested options and the $29.52 closing price of our Common Stock on September 30, 2008; and

  •
  if a subsequent change of control occurred and the severance payments were subject to the excise tax under Section 4999 of the Code, he would have been entitled to a gross-up payment for such excise tax.

        Harvey Kamil.    If Mr. Kamil was terminated without cause, or resigned for "good reason," as defined in his employment agreement, on September 30, 2008, then:

  •
  Mr. Kamil would have been entitled to receive a lump sum payment equal to $3,450,000, which is the sum of (x) $1,800,000 (representing three times his base salary of $600,000) and (y) $1,650,000 (representing three times $550,000, his average actual annual bonus over the three prior fiscal years);

  •
  all Mr. Kamil's health, hospitalization and similar benefits would have been continued for three years, valued at $29,556 for the three-year period;

  •
  Mr. Kamil's outstanding but unvested 100,000 stock options would vest immediately and remain exercisable for one year after such termination. This accelerated vesting is valued at $402,000, based on the difference between the $25.50 exercise price of his unvested options and the $29.52 closing price of our Common Stock on September 30, 2008; and

  •
  if a subsequent change of control occurred and the severance payments were subject to the excise tax under Section 4999 of the Code, he would have been entitled to a gross-up payment for such excise tax.

        Other Named Executive Officers.    None of our other named executive officers have employment agreements with the Company or other agreements that require cash payments in connection with a termination of employment (other than in the event of the executive's death or disability) or a change in control of the Company. However, under the terms of our existing equity incentive plans, any unvested options held by such executive officers would automatically vest upon a change in control, as defined under those plans. The value of such an accelerated vesting, if it happened on September 30, 2008, based on the difference between the exercise price of unvested options and the closing price of our Common Stock on that date, would have been $120,600 for each of Messrs. Flaherty, Leahy and Lindgren.

        Please refer to the table under "Nonqualified Deferred Compensation Life Insurance Agreements" above for a description of payments that may be made to our named executive officers in the event of the termination of their employment due to death or disability under certain deferred compensation life insurance agreements.

 EXECUTIVE OFFICERS OF THE REGISTRANT

        The Company's executive officers, all of whom are U.S. citizens, except for Hans Lindgren, who is a Swedish citizen, and their ages as of January 6, 2009, are as follows:

Name	Age	Position	Commenced term of office as Officer
Scott Rudolph	51	Chairman of the Board and Chief Executive Officer	1986
Harvey Kamil	64	President and Chief Financial Officer	1982
James P. Flaherty	50	Senior Vice President–Marketing and Advertising	1988
John D. Leahy	55	Senior Vice President–Wholesale Business	2008
Hans Lindgren	48	Senior Vice President–Operations and Corporate Secretary	2008
Glenn Schneider	39	Senior Vice President–Assistant to the CEO	2009

        Certain information regarding Messrs. Kamil, Flaherty, Leahy, Lindgren and Schneider, including each of their principal occupations during the past five years and current directorships, is set forth below. See "Information as to Directors Continuing in Office" above for additional information regarding Mr. Rudolph. Unless indicated otherwise, all executive officers have had the indicated principal occupations for the past five years.

        Harvey Kamil is the President and Chief Financial Officer of the Company. He serves on the Board of Directors of the Council for Responsible Nutrition and on the Board of Directors of the National Nutritional Food Association. He joined the Company in 1982.

        James P. Flaherty is the Senior Vice President–Marketing and Advertising. He joined the Company in 1979.

        John D. Leahy is the Senior Vice President–Wholesale Business, effective January 1, 2008. He has been involved in the Company's Wholesale and International operations since joining the Company in July 2006. Before joining the Company, Mr. Leahy was President–International/Corporate Sales Division of Playtex Products, Inc., where he worked for 23 years.

        Hans Lindgren is the Senior Vice President–Operations and Corporate Secretary, effective January 1, 2008. He has been involved in various aspects of the Company's operations since joining the Company in 1992. Mr. Lindgren is Scott Rudolph's brother-in-law.

        Glenn Schneider is Senior Vice President–Assistant to the Chief Executive Officer of the Company, effective January 1, 2009. He has been involved in the Company in various aspects of marketing, advertising and product development since he joined the Company in 2000.

REPORT OF THE AUDIT COMMITTEE

        The following is the report of the Audit Committee with respect to the Company's audited financial statements for the 2008 Fiscal Year.

        The Audit Committee has reviewed and discussed the Company's audited financial statements for the 2008 Fiscal Year with management. The Audit Committee also has discussed with PricewaterhouseCoopers LLP, the Company's independent registered public accountants for the 2008 Fiscal Year, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as modified or supplemented, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee also has received written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding

PricewaterhouseCoopers LLP's communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from the Company.

        The Audit Committee acts pursuant to the Audit Committee Charter. Each member of the Audit Committee qualifies as an "independent" Director under the current listing standards of the NYSE, where the Common Stock is listed.

        Based on the review and discussion referred to above, the Audit Committee recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the 2008 Fiscal Year for filing with the SEC.

AUDIT COMMITTEE Michael L. Ashner, Chairman Neil H. Koenig Peter J. White

 PROPOSAL 2

APPROVAL OF NBTY, INC. 2009 EQUITY AWARDS PLAN

        The stockholders are being asked to approve the NBTY, Inc. 2009 Equity Awards Plan (the "2009 Plan"). The 2009 Plan has been approved by the Board and the Compensation Committee, in each case, subject to approval by stockholders. The Summary of the 2009 Plan set forth below is qualified in its entirety by reference to the text of the 2009 Plan, which is included as Appendix 1 to this Proxy Statement.

Summary of the 2009 Plan

Purpose

        The purpose of the 2009 Plan is to attract, retain and motivate officers, directors and key employees (including prospective employees), consultants and others who may perform services for the Company, to compensate them for their contributions to the long-term growth and profits of the Company and to encourage them to acquire a proprietary interest in the success of the Company. We believe that equity incentives motivate performance and provide an effective means of recognizing employee contributions to our success. We also believe that equity incentives align the interests of our employees with the interests of our stockholders—when we perform well, that performance is reflected in our stock price, and our employees are rewarded along with other stockholders. Equity incentives also benefit us in a number of other ways. For example, they can be used to tie compensation closely to our performance; they may conserve cash; stock options produce no dilution to earnings per share without an increase in the stock price that benefits stockholders generally; the exercise of options increases our capital; and we are entitled to tax deductions in connection with certain equity awards.

        The Board's adoption of the 2009 Plan is subject to the approval of the stockholders. Approval will allow us to grant a wider variety of equity-based compensation awards.

Eligibility

        Approximately 13,760 employees of the Company and its consolidated subsidiaries, the seven directors of the Company, and consultants to the Company and its consolidated subsidiaries, are eligible to receive awards under the 2009 Plan.

Shares Available

        Subject to adjustment as described below, the total number of shares of Common Stock that may be granted under the 2009 Plan is 2,500,000 shares. In addition to these shares, 1,451,000 shares of Common Stock are currently available for grant under our existing equity plans, which our stockholders previously approved.

Administration

        The Compensation Committee will administer the 2009 Plan, unless the Board, in its sole discretion, elects to administer the 2009 Plan directly. The Compensation Committee will have the authority in its sole discretion to, among other things, (i) grant awards and determine who will receive awards, when such awards will be granted and the terms of such awards, including setting forth provisions with regard to termination of employment, (ii) construe, interpret and implement the 2009 Plan and all award agreements, and (iii) make all determinations necessary or advisable in administering the 2009 Plan.

Awards

        Each award granted under the 2009 Plan will be evidenced by an award agreement that will contain such provisions and conditions as the Compensation Committee deems appropriate. The following types of awards may be granted under the 2009 Plan on a stand-alone, combination or tandem basis.

        Stock Options.    Stock options give the grantee the right to purchase a specified number of shares of Common Stock at a fixed exercise price for a specified period of time. The exercise price of stock options granted under the 2009 Plan shall not be less than the fair market value (or, in the case of an incentive stock option granted to a holder of greater than 10% of the Common Stock, 110% of the fair market value) of a share of Common Stock on the date of grant and the term of each option may not exceed ten years (or, in the case of an incentive stock option granted to a holder of greater than 10% of the Common Stock, five years) from the date of grant. On January 6, 2009, the fair market value of a share of Common Stock was $16.11, based on the closing price on that date. Other than in connection with an adjustment, as described below, repricing of stock options granted under the 2009 Plan is not permitted without stockholder approval.

        On the date of grant, the Compensation Committee will determine whether all or any part of the stock option granted will be a non-qualified stock option or an incentive stock option and the number of shares subject to such option.

        The maximum number of shares of Common Stock with respect to which stock options may be granted to any individual during any fiscal year is 150,000 shares, subject to adjustment as described below.

        Stock Appreciation Rights.    A stock appreciation right ("SAR") is a right to receive shares of Common Stock with a value equal to (a) the excess of (i) the fair market value of a share of Common Stock on the exercise date over (ii) the exercise price of the SAR, multiplied by (b) the number of SARs that are being exercised. The exercise price of a SAR may not be less than the fair market value of a share of Common Stock on the date of grant. The term of each SAR may not exceed ten years from the date of grant. Other than in connection with an adjustment, as described below, repricing of SARs granted under the 2009 Plan is not permitted without stockholder approval. The maximum number of shares of Common Stock with respect to which SARs may be granted to any individual during any fiscal year is 150,000 shares, subject to adjustment as described below.

        Restricted Shares.    Restricted shares are actual shares of Common Stock, which are granted subject to restrictions on transfer. Unless the Compensation Committee determines otherwise in an award agreement, during the period of restriction, all ordinary cash dividends paid upon any restricted share will be retained by the Company for the account of the relevant grantee. Such dividends will revert back to the Company if for any reason the restricted share upon which such dividends were paid reverts back to the Company. Upon the expiration of the period of restriction, all such dividends made on such restricted share and retained by the Company will be paid to the relevant grantee. Unless the applicable award agreement provides otherwise, extraordinary dividends, additional shares and other property distributed to the grantee in respect of restricted shares, as dividends or otherwise, will be subject to the same restrictions applicable to such restricted shares.

        Restricted Stock Units.    A restricted stock unit confers upon a grantee the right to receive, upon vesting, one share of Common Stock, or cash or other securities or property equal in value to a share of Common Stock, or a combination thereof, as specified by the Compensation Committee. A grantee of a restricted stock unit will have only the rights of a general unsecured creditor of the Company until delivery of shares of Common Stock, cash or other securities or property is made as specified in the applicable award agreement.

        Other Common Stock-based Awards.    The Compensation Committee may grant other types of equity-based or equity-related awards in such amounts and subject to such terms and conditions as the Compensation Committee may determine. The Compensation Committee may include in any award agreement with respect to any award (other than an award of a nonqualified stock option or a stock appreciation right) a dividend equivalent right entitling the grantee to receive amounts equal to all or any portion of the regular cash dividends that would be paid on the shares of Common Stock covered by such award if such shares had been delivered pursuant to such award.

Repayment if Conditions Not Met

        The 2009 Plan provides, with respect to each form of award described above, that if all terms and conditions of the 2009 Plan and the relevant award agreement with respect to vested or exercised awards are not satisfied, then the grantee will be obligated to pay the Company, upon demand, an amount equal to the fair market value of the shares that have become vested or been delivered (in the case of restricted shares and restricted stock units) or the excess of the fair market value of the shares subject to the award, determined at the time of exercise, over the exercise price thereof (in the case of stock options and SARs).

Adjustments

        The Compensation Committee will adjust the number of shares of Common Stock available for issuance under the 2009 Plan, the maximum number of shares that may be granted to any person during a fiscal year, and the terms of any outstanding awards (including the number of shares covered by any outstanding award and the exercise or strike price per share thereof), in each case in such manner that it deems appropriate for any increase or decrease in the number of issued shares of Common Stock resulting from any recapitalization, stock split, reverse stock split, stock dividend, spin-off, split-up, combination, reclassification or exchange of shares of Common Stock, merger, consolidation, rights offering, separation, reorganization or liquidation or any other change in the corporate structure or shares of Common Stock.

Change in Control

        The 2009 Plan provides that, unless otherwise provided in the applicable award agreement, in the event of a change in control (as defined in the 2009 Plan), any outstanding awards then held by a grantee which are unexercisable or otherwise unvested or subject to lapse restrictions will automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of the date of such change in control. In the event of a change in control, the Compensation Committee may (i) cancel awards granted under the 2009 Plan for fair value; (ii) provide for the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected awards previously granted under the 2009 Plan; or (iii) provide that for a period of at least 20 days prior to the change in control, any stock options or SARs will be exercisable as to all shares of common stock subject thereto and that stock options and SARs not exercised prior to the consummation of the change in control will terminate and be of no further force and effect as of the consummation of the change in control.

Amendments and Terminations

        Unless otherwise provided in the 2009 Plan or in an award agreement, the Board, from time to time, may suspend, discontinue, revise or amend the 2009 Plan in any respect whatever, including in any manner that adversely affects the rights, duties or obligations of award recipients. Unless otherwise determined by the Board, stockholder approval of any suspension, discontinuance, revision or amendment will be obtained only to the extent necessary to comply with any applicable laws, regulations or rules of a securities exchange or self-regulatory agency.

U.S. Federal Income Tax Considerations

        The following discussion briefly summarizes the U.S. federal income tax consequences generally arising with respect to awards under the 2009 Plan. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences. A participant in the 2009 Plan should consult his or her own tax advisor with respect to the specific federal, state, local and other tax consequences of participation in the 2009 Plan.

        Stock Options.    No income is recognized by a recipient of non-qualified or incentive stock option upon the grant of the option. Upon exercise of a non-qualified option, compensation taxable as ordinary income (and subject to tax withholding) will be realized by the recipient in an amount equal to the excess of the fair market value of the shares on the date of the exercise over the exercise price, and the Company will be entitled to a corresponding deduction. A subsequent sale of shares received upon exercise of a non-qualified option will result in capital gain or loss measured by the difference between (i) the exercise price, increased by any compensation recognized by the recipient upon exercise of the option, and (ii) the amount realized on the subsequent sale. Capital gain or loss will be long-term or short-term depending on how long the shares were held from the date the option was exercised. The Company will not be entitled to any deduction with respect to the amount recognized by the recipient as capital gain. A recipient will not recognize any income (except for purposes of the alternative minimum tax) upon the exercise of an incentive stock option. If shares acquired by exercise of an incentive stock option are held two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be treated as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within such one or two year periods, then, in the year of such disposition, the recipient will recognize compensation taxable as ordinary income equal to the excess of (A) the lesser of either (i) the amount realized upon such disposition or (ii) the fair market value of such shares on the date of exercise, over (B) the exercise price, and the Company will be entitled to a corresponding deduction. The recipient also will be subject to capital gain tax on the excess, if any, of the amount realized on such disposition over the fair market value of the shares on the date of exercise.

        Stock-Settled SARs.    A recipient of stock-settled SARs will not recognize any taxable income upon the grant of the SARs. Upon exercise, the participant will recognize compensation taxable as ordinary income, subject to income withholding, and the Company will be entitled to a corresponding deduction. A subsequent sale of those shares will result in capital gain or loss measured by the difference between (i) the amount of compensation recognized by the recipient upon exercise of the stock appreciation right and (ii) the amount realized on the subsequent sale. Capital gain or loss will be long-term or short-term depending on how long the shares were held from the date the stock appreciation right was exercised. The Company will not be entitled to any deduction with respect to the amount recognized by the recipient as capital gain.

        Restricted Shares.    A recipient of restricted shares that are subject to restrictions that constitute a substantial risk of forfeiture generally will be subject to tax at ordinary income rates at the time the restrictions on the restricted shares lapse in an amount equal to the excess of the fair market value of the shares at that time over the amount, if any, paid for the shares. However, the recipient may make an election to be taxed at the time the restricted shares are granted (an "83(b) election"). If an 83(b) election is made, the recipient will recognize taxable compensation income, subject to tax withholding, on the date of grant equal to the excess of the fair market value of the shares at that time over the amount, if any, paid for the shares as if there were no restrictions. The amount of ordinary income recognized by a recipient of restricted shares generally is deductible by the Company as a compensation expense, except to the extent the deduction limits of Section 162(m) of the Code, apply. If the shares subject to an 83(b) election are subsequently forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes for the ordinary income recognized by the recipient with respect to the forfeited shares. If the terms of an award agreement provide that a recipient of restricted shares will have the right to receive dividends, the amount of any cash dividends paid on restricted shares for which an 83(b) election has not been made and before the restrictions lapse will be treated as compensation taxable as ordinary income, rather than dividend income, and the Company will be entitled to a corresponding deduction.

        A subsequent sale of shares previously subject to restrictions that constitute a substantial risk of forfeiture will result in capital gain or loss measured by the difference between (i) the sum of the amount, if any, paid for the shares plus the amount of any compensation recognized by the recipient upon expiration or satisfaction of the restrictions, or if an 83(b) election was made, at the time of grant and (ii) the amount realized on the subsequent sale. Capital gain or loss will be long-term or short-term depending on how long the shares were held. The holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires, or if an 83(b) election was made, on the date of the grant. The Company will not be entitled to any deduction with respect to the amount recognized by the recipient as capital gain.

        Restricted Stock Units.    A recipient of restricted stock units generally will be subject to tax at ordinary income rates at the time the units are settled in an amount equal to the excess of the sum of the cash and the fair market value of the shares distributed at that time over the amount, if any, paid for the shares. Such excess amount is generally deductible by the Company as a compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply. A subsequent sale of shares received upon settlement of any restricted units will result in capital gain or loss measured by the difference between (i) the sum of the amount, if any, paid for the shares plus the amount of any compensation recognized by the recipient upon settlement of the units and (ii) the amount realized on the subsequent sale. Capital gain or loss will be long-term or short-term depending on how long the shares were held from the date the units were settled. The Company will not be entitled to any deduction with respect to the amount recognized by the recipient as capital gain.

        Other Common Stock-based Awards.    The federal income tax consequences of other Common Stock-based awards will depend on how the awards are structured.

        Section 162(m) of the Code.    Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation can deduct each year for the compensation paid to each of the corporation's chief executive officer and the corporation's three most highly compensated executive officers other than the chief executive officer and the chief financial officer. However, "performance-based" compensation is not subject to the $1 million deduction limit. To qualify as performance-based compensation, the following requirements must be satisfied: (i) the compensation must be subject to achievement of performance goals established by a committee consisting solely of two or more "outside directors," (ii) the material terms under which the compensation is to be paid, including the performance goals, are approved by a majority of the corporation's stockholders and (iii) the committee certifies that the applicable performance goals were satisfied before payment of any performance-based compensation is made. It is intended that the Compensation Committee will consist solely of "outside directors" as defined for purposes of Section 162(m) of the Code. As a result, and based on certain proposed regulations issued by the U.S. Department of the Treasury, certain compensation under the 2009 Plan, such as that payable with respect to options and SARs and other performance-based awards, is not expected to be subject to the $1 million deduction limit, but other compensation payable under the 2009 Plan, such as any restricted stock award which is not subject to a performance condition to vesting, would be subject to such limit.

        The discussion set forth above is a brief overview of certain United States federal income tax consequences of awards made under the 2009 Plan. This overview should not be relied upon as being a complete description of the applicable United States federal income tax consequences. In addition, this overview does not address the state, local, foreign or other tax aspects of awards made under the 2009 Plan or the effect on such awards of Section 409A of the Code.

New Plan Benefits

        As of the date of this Proxy Statement, no awards have been made under the 2009 Plan. The amount of awards to be made under the 2009 Plan is not presently determinable.

Securities Authorized for Issuance under Equity Compensation Plans

        The following table provides information about the securities authorized for issuance under our existing compensation plans as of September 30, 2008 (shares in thousands).

	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)	Weighted-average exercise price of outstanding options, warrants and rights(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Plan Category
Equity compensation plans approved by security holders	3,231	$11.53	1,451
Equity compensation plans not approved by security holders	—	—	—

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ADOPTION OF THE 2009 PLAN.

 PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        The Audit Committee has selected PricewaterhouseCoopers LLP to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending September 30, 2009. PricewaterhouseCoopers LLP has been the Company's independent registered public accountants since February 2006.

        A representative of PricewaterhouseCoopers LLP will be present at the Meeting, will have an opportunity to make a statement if the representative so desires, and will be available to respond to appropriate questions from stockholders.

Audit Fees

        PricewaterhouseCoopers LLP audit services during the 2008 Fiscal Year consisted of the examination of the Company's financial statements and services related to the Company's filings with the SEC. All fees paid to PricewaterhouseCoopers LLP and all services provided by PricewaterhouseCoopers LLP during the 2008 Fiscal Year were reviewed, considered for independence, and approved by the Audit Committee.

        Aggregate fees billed to the Company for the 2008 Fiscal Year and the 2007 Fiscal Year represent the fees for services performed by PricewaterhouseCoopers LLP.

Type of Fee	Fiscal 2008	Fiscal 2007
Audit Fees	$2,686,000	$2,302,000
Audit Related Fees	90,000	0
Tax Fees	136,000	113,000
All Other Fees	10,000	35,000

	$2,922,000	$2,450,000

  Audit Fees

        For the 2008 Fiscal Year, aggregate fees, including out-of-pocket expenses, were for professional services rendered in connection with (i) the integrated audit of the Company's consolidated financial statements and internal control over financial reporting as of and for the year ended September 30, 2008 and statutory audits of the financial statements of the Company's affiliates, and (ii) reviews of the Company's unaudited condensed consolidated interim financial statements as of December 31, 2007, March 31, 2008 and June 30, 2008.

        For the 2007 Fiscal Year, aggregate fees, including out-of-pocket expenses, were for professional services rendered in connection with (i) the integrated audit of the Company's consolidated financial statements and internal control over financial reporting as of and for the year ended September 30, 2007, including statutory audits of the financial statements of the Company's affiliates, and (ii) reviews of the Company's unaudited condensed consolidated interim financial statements as of December 31, 2006, March 31, 2007 and June 30, 2007.

  Audit-Related Fees

        For the 2008 Fiscal Year, aggregate fees, including out-of-pocket expenses, were for professional services related to due diligence procedures in connection with acquisitions.

        No audit-related fees were paid to PricewaterhouseCoopers LLP during the 2007 Fiscal Year.

  Tax Fees

        For the 2008 Fiscal Year, aggregate fees, including out-of-pocket expenses, were for professional services rendered in connection with tax compliance and advice for the year ended September 30, 2008. Tax services included U.S. and foreign tax compliance assistance, consultation and advice on various foreign tax matters.

        For the 2007 Fiscal Year, aggregate fees, including out-of-pocket expenses, were for professional services rendered in connection with tax compliance and advice for the year ended September 30, 2007. Tax services included U.S. and foreign tax compliance assistance, consultation and advice on various foreign tax matters.

  All Other Fees

        For the 2008 Fiscal Year, aggregate fees were for accounting research software license fees.

        For the 2007 Fiscal Year, aggregate fees, including out-of-pocket expenses were for professional services rendered in connection with litigation support.

Procedures for Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

        The Charter for the Audit Committee provides that the Audit Committee pre-approve, on an annual basis, the audit, audit-related, tax and other non-audit services to be rendered by the Company's accountants, based on historical information and anticipated requirements for the following fiscal year. The Audit Committee must pre-approve specific types or categories of engagements constituting audit, audit-related, tax and other non-audit services as well as the range of fee amounts corresponding to each such engagement. During the 2008 Fiscal Year, the Audit Committee approved all fees for audit, audit-related and tax services rendered to the Company under this policy.

Vote Required for Ratification of Appointment of Independent Auditors

        Stockholder approval is not required for the appointment of PricewaterhouseCoopers LLP because the Audit Committee has the sole responsibility for selecting auditors. However, the appointment is being submitted for ratification at the Meeting. No determination has been made as to what action the Audit Committee will take if stockholders do not ratify the appointment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2009.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act of 1934 (the "Exchange Act") requires the Company's Directors, executive officers, and persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Directors, executive officers and greater than 10% stockholders are required by the SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file with the SEC.

        Based solely on the Company's review of the copies of the SEC filings it has received, or written representations from certain reporting persons that no Forms 5 were required for these persons, the Company believes that all its Directors, executive officers and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to the 2008 Fiscal Year.

 CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS

        The Company has adopted a Code of Ethics for its directors, officers and employees, including its senior financial officers and CEO. The Code of Ethics is available on the Company's website, www.nbty.com. The Company also will provide a copy of the Code of Ethics to any person upon written request made to Irene Fisher, our General Counsel, at the Company's headquarters at 2100 Smithtown Avenue, Ronkonkoma, New York 11779. It is the Company's intention to disclose any waivers of, or amendments to, the Code of Ethics on its website, www.nbty.com.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Procedures for Review, Approval or Ratification of Related Person Transactions

        Our Code of Ethics requires our Directors, officers and employees to act in the best interests of the Company, regardless of personal relationships. To avoid actual or perceived conflicts of interests, the Board reviews transactions involving more than $120,000 and in which any of the following persons had, has, or will have, a direct or indirect material interest:

  •
  any Director, nominee for Director, or executive officer;

  •
  any person we know beneficially owns more than 5% of our Common Stock;

  •
  any immediate family member of any Director, Director nominee, executive officer, or 5% beneficial owner; and

  •
  any entity in which any such person is employed or has a 5% or greater beneficial interest, or of which any such person is a partner or principal (or holds a similar position).

        The Board (excluding the interested Director, if any) is responsible to review and approve these transactions. The relationships disclosed under "Relationships and Transactions" below reflect renewals of long-standing relationships. Except as disclosed below, no transactions required review during the 2008 Fiscal Year, and no proposed transactions, are currently being considered.

        The Board will approve only those transactions that are in, or are not inconsistent with, the best interests of the Company.

Relationships and Transactions

        The Company has had, and in the future may continue to have, business transactions with individuals and firms affiliated with certain of the Company's Directors and executive officers. Each such transaction has been in the ordinary course of the Company's business.

        During the 2008 Fiscal Year, the following transactions occurred:

  •
  Gail Radvin, Inc., a corporation wholly-owned by Gail Radvin, received commissions from the Company totaling approximately $791,000 for sales in certain foreign countries. Gail Radvin is the sister of Arthur Rudolph, a Director of the Company, and the aunt of Scott Rudolph, Chairman and Chief Executive Officer of the Company.

  •
  The Company paid $450,000 to Rudolph Management Associates, Inc., under the Consulting Agreement between the Company and Rudolph Management Associates, Inc. In addition, under the Consulting Agreement, Arthur Rudolph received certain health, hospitalization and similar benefits provided to executives of the Company (the aggregate value of these benefits was $34,147). Arthur Rudolph, a Director of the Company and the father of Scott Rudolph, is the President of Rudolph Management Associates, Inc. See "Compensation of Outside Directors" above.

  •
  Certain members of the immediate families (as defined in Item 404 of Regulation S-K) of Arthur Rudolph and Scott Rudolph (each a Director of the Company) are employed by the Company. During the 2008 Fiscal Year, two immediate family members of Arthur and Scott Rudolph received aggregate compensation and fringe benefits from the Company totaling approximately $1,435,930 for services rendered by them as associates of the Company.

  •
  One Vitamin World store leases approximately 1,500 square feet of retail space in a shopping mall that is owned by a partnership in which members of Mr. Garabedian's extended family have an aggregate 35% income interest. In addition, Mr. Garabedian serves as a co-managing partner of this shopping mall. The lease expires in October 2010. During the 2008 Fiscal Year, aggregate payments of base rent (approximately $75,000), additional rent (including a pro-rata portion of real estate taxes), and all other charges under this lease were approximately $127,000. In addition, Mr. Garabedian's son-in-law is a sales representative for the Company.

EXPENSES OF SOLICITATION

        All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. In addition to solicitation by use of the mails, proxies and voting instruments may be solicited by Directors, officers and associates of the Company in person or by internet, telephone or other means of communication. American Stock Transfer & Trust Company ("AST") is the Company's transfer agent, and as part of the Company's annual fee and services arrangement with AST, AST assists in the solicitation and distribution of proxies at no additional charge. AST will be reimbursed for its out-of-pocket expenses in connection with such services. The Company's Directors, officers and associates will not be compensated additionally, but may be reimbursed for reasonable out-of-pocket expenses incurred by them in connection with such solicitation. Arrangements also will be made with brokers, custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of shares held of record by such brokers, custodians, nominees and fiduciaries. The Company will reimburse such brokers, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

PROCEDURE FOR SUBMITTING STOCKHOLDER PROPOSALS

        Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company's proxy statement and proxy, and for consideration at the next annual meeting of its stockholders, by submitting their proposals to the Company in a timely manner. To be so included for the next annual meeting, stockholder proposals must be received by the Company no later than September 18, 2009 and must otherwise comply with the requirements of Rule 14a-8. In addition, the Company's Amended and Restated By-Laws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company's proxy statement, to be brought before an annual meeting of Stockholders. To be timely, stockholder's notice must be delivered to, or mailed by registered or certified mail, return receipt requested, and received at, the principal executive offices of the Company not less than 60 days nor more than 90 days before the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that, if less than 70 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. If a stockholder who has notified the Company of his or her intention to present a proposal at an annual meeting does not appear or send a qualified representative to present his or her proposal at such meeting, the Company need not present the proposal for a vote at such meeting.

 OTHER MATTERS

        The Board knows of no other matters that will be presented for consideration at the Meeting. If any other matters are properly brought before the Meeting, it is the intention of the persons named in the proxy to vote on such matters in accordance with their best judgment.

        A copy of the Company's Annual Report on Form 10-K for the 2008 Fiscal Year, as filed with the Securities and Exchange Commission, is available to stockholders on our website, www.nbty.com, and also may be obtained by stockholders without charge by written request to Irene Fisher, our General Counsel, at the Company's headquarters at 2100 Smithtown Avenue, Ronkonkoma, New York 11779. It also is available, together with this Proxy Statement, at www.proxyvote.com..

BY ORDER OF THE BOARD OF DIRECTORS,

Scott Rudolph Chairman of the Board and Chief Executive Officer

Ronkonkoma, New York
January 6, 2009

 Appendix 1

NBTY, INC.

2009 Equity Awards Plan

i

 NBTY, INC.
2009 Equity Awards Plan

ARTICLE I GENERAL

1.1   Purpose

        The purpose of the NBTY, Inc. 2009 Equity Awards Plan is to attract, retain and motivate officers, directors and key employees (including prospective employees), consultants and others who may perform services for the Company (as hereinafter defined), to compensate them for their contributions to the long-term growth and profits of the Company and to encourage them to acquire a proprietary interest in the success of the Company.

        This 2009 Equity Awards Plan is in addition to the NBTY 2008 Stock Incentive Plan, the NBTY, Inc. Year 2002 Stock Option Plan, and the NBTY, Inc. Year 2000 Incentive Stock Option Plan (together, the "Prior Plans"). This 2009 Equity Awards Plan will not affect the terms or conditions of any stock option made under the Prior Plans.

1.2   Definitions of Certain Terms

        For purposes of this 2009 Equity Awards Plan, the following terms have the meanings set forth below:

          1.2.1    "Award" means an award made pursuant to the Plan.

          1.2.2    "Award Agreement" means the written document by which each Award is evidenced, and which may, but need not be (as determined by the Committee) executed or acknowledged by a Grantee as a condition to receiving an Award or the benefits under an Award, and which sets forth the terms and provisions applicable to Awards granted under the Plan to such Grantee. Any reference herein to an agreement in writing will be deemed to include an electronic writing to the extent permitted by applicable law.

          1.2.3    "Board" means the Board of Directors of NBTY.

          1.2.4    "Certificate" means a stock certificate (or other appropriate document or evidence of ownership) representing shares of Common Stock.

          1.2.5    "Change in Control" means the happening of any of the following:

            (a)   the members of the Board at the beginning of any consecutive twenty-four calendar month period, but not including any period prior to the Effective Date (the "Incumbent Directors"), cease for any reason other than due to death or such director's desire to not stand for re-election to the Board to constitute at least a majority of the members of the Board; provided that any director whose election, or nomination for election by NBTY's stockholders, was approved by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such twenty-four calendar month period will be deemed an Incumbent Director;

            (b)   any "person", including a "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), but excluding NBTY, any of its affiliates or any employee benefit plan of NBTY is or becomes after the Effective Date a "beneficial owner" (as such term is used in Section 13(d) and 14 of the Exchange Act) directly or indirectly of securities of NBTY (not including in the securities beneficially owned by such person any securities acquired directly from the Company) representing 25% or more of the combined voting power of the Company's then outstanding securities (the "Company Voting Securities"); provided, however, such event will not be deemed to be a Change in Control if it qualifies as a Non-Qualifying Transaction as defined in clause (c) below;

            (c)   the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving NBTY or any of its subsidiaries that requires the approval of NBTY's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above will be deemed to be a "Non-Qualifying Transaction"); or

            (d)   the stockholders of NBTY approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of NBTY's assets to a person that is not controlled by NBTY.

          1.2.6    "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto, and the applicable rulings and regulations thereunder.

          1.2.7    "Committee" has the meaning set forth in Section 1.3.1.

          1.2.8    "Common Stock" means the common stock of NBTY, par value $0.008 per share, and any other securities or property issued in exchange therefor or in lieu thereof pursuant to Section 1.6.3.

          1.2.9    "Company" means NBTY and its consolidated subsidiaries.

          1.2.10    "Consent" has the meaning set forth in Section 3.3.2.

          1.2.11    "Consultant" means any individual, corporation, partnership, limited liability company or other entity that provides bona fide consulting or advisory services to the Company pursuant to a written agreement.

          1.2.12    "Covered Person" has the meaning set forth in Section 1.3.4.

          1.2.13    "Customer" means any customer or prospective customer of the Company to whom the Grantee provided services, or for whom the Grantee transacted business, or whose identity became known to the Grantee in connection with the Grantee's relationship with or employment by the Company.

          1.2.14    "Director" means a member of the Board or a member of the board of directors of a consolidated subsidiary of NBTY.

          1.2.15    "Effective Date" means February 27, 2009.

          1.2.16    "Employee" means a regular, active employee and a prospective employee of the Company.

          1.2.17    "Employment" means an Employee's performance of services for the Company, as determined by the Committee. The terms "employ" and "employed" will have their correlative meanings. The Committee in its sole discretion may determine (a) whether and when a Grantee's leave of absence results in a termination of Employment (for this purpose, unless the Committee determines otherwise, a Grantee will be treated as terminating Employment with the Company upon the occurrence of an Extended Absence), (b) whether and when a change in a Grantee's association with the Company results in a termination of Employment and (c) the impact, if any, of any such leave of absence or change in association on Awards theretofore made. Unless expressly provided otherwise, any references in the Plan or any Award Agreement to a Grantee's Employment being terminated will include both voluntary and involuntary terminations.

          1.2.18    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder.

          1.2.19    "Extended Absence" means the Grantee's inability to perform for six continuous months, due to illness, injury or pregnancy-related complications, substantially all the essential duties of the Grantee's occupation, as determined by the Committee.

          1.2.20    "Fair Market Value" means, with respect to a share of Common Stock on any day, the fair market value as determined in accordance with a valuation methodology approved by the Committee, unless determined as otherwise specified herein.

          1.2.21    "Grantee" means an Employee, Director or Consultant who receives an Award.

          1.2.22    "Incentive Stock Option" means a stock option to purchase shares of Common Stock that is intended to be an "incentive stock option" within the meaning of Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is designated as an Incentive Stock Option in the applicable Award Agreement.

          1.2.23    "NBTY" means NBTY, Inc., or a successor entity contemplated by Section 3.6.

          1.2.24    "Non-Qualified Stock Option" means a stock option to purchase shares of Common Stock that is not an Incentive Stock Option.

          1.2.25    "Plan" means this NBTY, Inc. 2009 Equity Awards Plan, as amended from time to time.

          1.2.26    "Plan Action" will have the meaning set forth in Section 3.3.1.

          1.2.27    "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder.

          1.2.28    "Ten Percent Stockholder" means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of NBTY and of any subsidiary corporation of NBTY.

1.3   Administration

          1.3.1    The Compensation and Stock Option Committee of the Board (as constituted from time to time, and including any successor committee, the "Committee") will administer the Plan. The Committee will have complete control over the administration of the Plan and will have the authority in its sole discretion to (a) exercise all of the powers granted to it under the Plan, (b) construe, interpret and implement the Plan and all Award Agreements, (c) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (d) make all determinations necessary or advisable in administering the Plan, (e) correct any defect, supply any omission and reconcile any inconsistency in the Plan, (f) amend the Plan to reflect changes in applicable law (whether or not the rights of the Grantee of any Award are adversely affected, unless otherwise provided in such Grantee's Award Agreement), (g) grant Awards and determine who will receive Awards, when such Awards will be granted and the terms of such Awards, including setting forth provisions with regard to termination of Employment, (h) unless otherwise provided in an Award Agreement, amend any outstanding Award Agreement in any respect, whether or not the rights of the Grantee of such Award are adversely affected, including, without limitation, to (1) accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised (and, in connection with such acceleration, the Committee may provide that any shares of Common Stock acquired pursuant to such Award will be restricted shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Grantee's underlying Award), (2) accelerate the time or times at which shares of Common Stock are delivered under the Award (and, without limitation on the Committee's rights, in connection with such acceleration, the Committee may provide that any shares of Common Stock delivered pursuant to such Award will be restricted shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Grantee's underlying Award), (3) waive or amend any goals, restrictions or conditions set forth in such Award Agreement, or impose new goals, restrictions and conditions or (4) reflect a change in the Grantee's circumstances (e.g., a change to part-time employment status or a change in position, duties or responsibilities) and (i) determine at any time whether, to what extent and under what circumstances and method or methods (1) Awards may be (A) settled in cash, shares of Common Stock, other securities, other Awards or other property (in which event, the Committee may specify what other effects such settlement will have on the Grantee's Award, including the effect on any repayment provisions under the Plan or Award Agreement), (B) exercised or (C) canceled, forfeited or suspended, (2) shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Grantee thereof or of the Committee, (3) to the extent permitted under applicable law, loans (whether or not secured by Common Stock) may be extended by the Company with respect to any Awards, (4) Awards may be settled by NBTY, any of its subsidiaries or affiliates or any of its or their designees and (5) the exercise price for any stock option (other than an Incentive Stock Option, unless the Committee determines that such a stock option will no longer constitute an Incentive Stock Option) or stock appreciation right may be reset.

          1.3.2    Actions of the Committee may be taken by the vote of a majority of its members present at a meeting (which may be held telephonically). Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken will be fully as effective as if it had been taken by a vote at a meeting. The determination of the Committee on all matters relating to the Plan or any Award Agreement will be final, binding and conclusive. The Committee may allocate among its members and delegate to any person who is not a member of the Committee or to any administrative group within the Company, any of its powers, responsibilities or duties. In delegating its authority, the Committee will consider the extent to which any delegation may cause Awards to fail to be deductible under Section 162(m) of the Code or to fail to meet the requirements of Rule 16(b)-3(d)(1) or Rule 16(b)-3(e) under the Exchange Act.

          1.3.3    Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board will have all of the authority and responsibility granted to the Committee herein.

          1.3.4    No Director or Employee (each such person, a "Covered Person") will have any liability to any person (including any Grantee) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person will be indemnified and held harmless by NBTY against and from (a) any loss, cost, liability or expense (including attorneys' fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (b) any and all amounts paid by such Covered Person, with NBTY's approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that NBTY will have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once NBTY gives notice of its intent to assume the defense, NBTY will have sole control over such defense with counsel of NBTY's choice. The foregoing right of indemnification will not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person's bad faith, fraud or willful misconduct. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under NBTY's Restated Certificate of Incorporation or Amended and Restated Bylaws, as a matter of law, or otherwise, or any other power that NBTY may have to indemnify such persons or hold them harmless.

1.4   Persons Eligible for Awards

        Awards under the Plan may be made to Employees, Directors and Consultants.

1.5   Types of Awards Under Plan

        Awards may be made under the Plan in the form of any of the following, in each case in respect of Common Stock: (a) stock options, (b) stock appreciation rights, (c) restricted shares, (d) restricted stock units, (e) dividend equivalent rights and (f) other equity-based or equity-related Awards that the Committee determines to be consistent with the purposes of the Plan and the interests of the Company.

1.6   Shares of Common Stock Available for Awards

          1.6.1    Common Stock Subject to the Plan.    Subject to the other provisions of this Section 1.6, the total number of shares of Common Stock that may be granted under the Plan is 2,500,000. Such shares of Common Stock may, in the discretion of the Committee, be either authorized but unissued shares or shares previously issued and reacquired by NBTY. Shares of Common Stock issued in connection with awards that are assumed, converted or substituted as a result of the Company's acquisition of another company (including by way of merger, combination or similar transaction) will not count against the number of shares that may be issued under the Plan.

          1.6.2    Replacement of Shares.    If any Award is forfeited, expires, terminates or otherwise lapses, in whole or in part, without the delivery of Common Stock, then the shares of Common Stock covered by such forfeited, expired, terminated or lapsed award will again be available for grant under the Plan. For the avoidance of doubt, the following will not again become available for issuance under the Plan: (A) any shares of Common Stock withheld in respect of taxes, (B) any shares tendered or withheld to pay the exercise price of stock options, (C) any shares repurchased by the Company from the optionee with the proceeds from the exercise of stock options and (D) any shares subject to stock appreciation rights but not issued on exercise as a result of the operation of Section 2.4.4.

          1.6.3    Adjustments.    The Committee will adjust the number of shares of Common Stock authorized pursuant to Section 1.6.1, adjust the individual Grantee limitations set forth in Sections 2.3.1 and 2.4.1 and adjust the terms of any outstanding Awards (including, without limitation, the number of shares of Common Stock covered by each outstanding Award, the type of property to which the Award relates and the exercise or strike price of any Award), in such manner as it deems appropriate (including, without limitation, the cancellation of awards in exchange for such cash amount determined by the Committee) to prevent the enlargement or dilution of rights, or otherwise as it deems appropriate, for any increase or decrease in the number of issued shares of Common Stock (or issuance of shares of stock other than shares of Common Stock) resulting from a recapitalization, stock split, reverse stock split, stock dividend, spinoff, splitup, combination, reclassification or exchange of shares of Common Stock, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or shares of NBTY, including any extraordinary dividend or extraordinary distribution. After any adjustment made pursuant to this Section 1.6.3, the number of shares of Common Stock subject to each outstanding Award will be rounded down to the nearest whole number. Any adjustment to a Non-Qualified Stock Option or a stock appreciation right pursuant to this Section 1.6.3 will be made in accordance with Treasury Regulation § 1.409A-1(b)(5)(v)(D). Any adjustment to any Award by the Committee pursuant to this Section 1.6.3 will be final, binding and conclusive.

ARTICLE II AWARDS UNDER THE PLAN

2.1   Agreements Evidencing Awards

        Each Award granted under the Plan will be evidenced by an Award Agreement that will contain such provisions and conditions as the Committee deems appropriate. Unless otherwise provided herein, the Committee may grant Awards in tandem with or in substitution for any other Award or Awards granted under the Plan or any award granted under any other plan of NBTY. By accepting an Award pursuant to the Plan, a Grantee thereby agrees that the Award will be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.

2.2   No Rights as a Stockholder

        No Grantee (or other person having rights pursuant to an Award) will have any of the rights of a stockholder of NBTY with respect to shares of Common Stock subject to an Award until the delivery of such shares. Except as otherwise provided in Section 1.6.3, no adjustments will be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, Common Stock, other securities or other property) for which the record date is before the date the Certificates for the shares are delivered.

2.3   Options

          2.3.1    Grant.    Stock options may be granted to eligible recipients in such number and at such times during the term of the Plan as the Committee may determine; provided, however, that the maximum number of shares of Common Stock as to which stock options may be granted under the Plan to any one individual in any one fiscal year may not exceed 150,000 shares (as adjusted pursuant to the provisions of Section 1.6.3).

          2.3.2    Non-qualified and Incentive Stock Options.    At the time of grant, the Committee will determine (a) whether all or any part of a stock option granted to an eligible recipient will be a Non-qualified Stock Option or an Incentive Stock Option and (b) the number of shares subject to such option; provided, however, that (1) to the extent a stock option is an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which the Incentive Stock Option is exercisable for the first time by an eligible Employee during any calendar year (under all such plans of NBTY and of any subsidiary corporation of NBTY) will not exceed $100,000 and (2) no Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is not eligible to receive an Incentive Stock Option under the Code. The form of any stock option which is entirely or in part an Incentive Stock Option will clearly indicate the extent to which such stock option is an Incentive Stock Option or, if applicable, the number of shares subject to the Incentive Stock Option.

          2.3.3    Exercise Price.    The exercise price per share with respect to each stock option will be determined by the Committee but will not be less than the Fair Market Value of the Common Stock (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110% of the Fair Market Value). Unless otherwise noted in the Award Agreement, the Fair Market Value of the Common Stock will be its closing price on the New York Stock Exchange on the date of grant of the Award of stock options.

          2.3.4    Term of Stock Option.    In no event will any stock option be exercisable after the expiration of 10 years (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 5 years) from the date on which the stock option is granted.

          2.3.5    Exercise of Stock Option and Payment for Shares.    The shares of Common Stock covered by each stock option may be purchased in such installments as will be determined in the Award Agreement at the time the stock option is granted. Subject to any limitations in the applicable Award Agreement, any shares not purchased on the applicable installment date may be purchased thereafter at any time before the final expiration of the stock option. To exercise a stock option, the holder thereof must give written notice to NBTY specifying the number of shares to be purchased, accompanied by payment of the full purchase price therefor in cash or by certified or official bank check or in another form as determined by the Company, including: (a) personal check, (b) previously acquired shares of Common Stock that the Grantee has held for at least six (6) months (or such shorter period as the Committee may permit, provided that such shorter period will not require the Company to recognize an increased compensation expense under applicable accounting principles), valued as of the exercise date, and of the same class as those to be granted by exercise of the stock option, (c) any other form of consideration approved by the Company and permitted by applicable law and (d) any combination of the foregoing. Any person exercising a stock option will make such representations and agreements and furnish such information as the Committee may in its discretion deem necessary or desirable to assure compliance by NBTY, on terms acceptable to NBTY, with the provisions of the Securities Act and any other applicable legal requirements. If a Grantee so requests, shares purchased may be issued in the name of the Grantee and another jointly with the right of survivorship.

          2.3.6    Repricing.    Except as otherwise permitted by Section 1.6.3, reducing the exercise price of stock options issued and outstanding under the Plan, including through amendment, cancellation in exchange for the grant of a substitute Award or repurchase for cash or other consideration (in each case that has the effect of reducing the exercise price), will require approval of the stockholders of NBTY.

          2.3.7    Repayment if Conditions Not Met.    If the Committee determines that all terms and conditions of the Plan and a Grantee's stock option Award Agreement in respect of exercised stock options were not satisfied, then the Grantee will be obligated to pay the Company immediately upon demand therefor, an amount equal to the excess of the Fair Market Value (determined at the time of exercise) of the shares of Common Stock that were delivered in respect of such exercised stock option over the exercise price paid therefor, without reduction for any shares of Common Stock applied to satisfy withholding tax or other obligations in respect of such shares.

2.4   Stock Appreciation Rights

          2.4.1    Grant.    Stock appreciation rights may be granted to eligible recipients in such number and at such times during the term of the Plan as the Committee may determine; provided, however, that the maximum number of shares of Common Stock as to which stock appreciation rights may be granted under the Plan to any eligible recipient in any one fiscal year may not exceed 150,000 shares (as adjusted pursuant to the provisions of Section 1.6.3).

          2.4.2    Exercise Price.    The exercise price per share with respect to each stock appreciation right will be determined by the Committee but will not be less than the Fair Market Value of the Common Stock. Unless otherwise noted in the Award Agreement, the Fair Market Value of the Common Stock will be its closing price on the New York Stock Exchange on the date of grant of the Award of stock appreciation rights.

          2.4.3    Term of Stock Appreciation Right.    In no event will any stock appreciation right be exercisable after the expiration of 10 years from the date on which the Stock Appreciation Right is granted.

          2.4.4    Exercise of Stock Appreciation Right and Delivery of Shares.    Each stock appreciation right may be exercised in such installments as may be determined in the Award Agreement at the time the stock appreciation right is granted. Subject to any limitations in the applicable Award Agreement, any stock appreciation rights not exercised on the applicable installment date may be exercised thereafter at any time before the final expiration of the stock appreciation right. To exercise a stock appreciation right, the Grantee must give written notice to NBTY specifying the number of stock appreciation rights to be exercised. Upon exercise of stock appreciation rights, shares of Common Stock with a Fair Market Value equal to (a) the excess of (1) the Fair Market Value of the Common Stock on the date of exercise over (2) the exercise price of such stock appreciation right multiplied by (b) the number of stock appreciation rights exercised will be delivered to the Grantee. Any person exercising a stock appreciation right will make such representations and agreements and furnish such information as the Committee may in its discretion deem necessary or desirable to assure compliance by NBTY, on terms acceptable to NBTY, with the provisions of the Securities Act and any other applicable legal requirements. If a Grantee so requests, shares purchased may be issued in the name of the Grantee and another jointly with the right of survivorship.

          2.4.5    Repricing.    Except as otherwise permitted by Section 1.6.3, reducing the exercise price of stock appreciation rights issued and outstanding under the Plan, including through amendment, cancellation in exchange for the grant of a substitute Award or repurchase for cash or other consideration (in each case that has the effect of reducing the exercise price), will require approval of the stockholders of NBTY.

          2.4.6    Repayment if Conditions Not Met.    If the Committee determines that all terms and conditions of the Plan and a Grantee's stock appreciation right Award Agreement in respect of exercised stock appreciation rights were not satisfied, then the Grantee will be obligated to pay the Company immediately upon demand therefor, an amount equal to the excess of the Fair Market Value (determined at the time of exercise) of the shares of Common Stock subject to the exercised stock appreciation rights over the exercise price therefor, without reduction for any amount applied to satisfy withholding tax or other obligations in respect of such stock appreciation rights.

2.5   Restricted Shares

          2.5.1    Grants.    The Committee may grant or offer for sale restricted shares in such amounts and subject to such terms and conditions as the Committee may determine. Upon the delivery of such shares, the Grantee will have the rights of a stockholder with respect to the restricted shares, subject to any other restrictions and conditions as the Committee may include in the applicable Award Agreement. In the event that a Certificate is issued in respect of restricted shares, such Certificate may be registered in the name of the Grantee but will be held by NBTY or its designated agent until the time the restrictions lapse.

          2.5.2    Right to Vote and Receive Dividends on Restricted Shares.    Each Grantee of an Award of restricted shares will, during the period of restriction, be the beneficial and record owner of such restricted shares and will have full voting rights with respect thereto. Unless the Committee determines otherwise in an Award Agreement, during the period of restriction, all ordinary cash dividends (as determined by the Committee in its sole discretion) paid upon any restricted share will be retained by the Company for the account of the relevant Grantee. Such dividends will revert back to the Company if for any reason the restricted share upon which such dividends were paid reverts back to the Company. Upon the expiration of the period of restriction, all such dividends made on such restricted share and retained by the Company will be paid to the relevant Grantee. Unless the applicable Award Agreement provides otherwise, extraordinary dividends, additional shares and other property distributed to the Grantee in respect of restricted shares, as dividends or otherwise, will be subject to the same restrictions applicable to such restricted shares.

          2.5.3    Repayment if Conditions Not Met.    If the Committee determines that all terms and conditions of the Plan and a Grantee's restricted share Award Agreement in respect of restricted shares which have become vested were not satisfied, then the Grantee will be obligated to pay the Company immediately upon demand therefor, an amount equal to the Fair Market Value (determined at the time such shares became vested) of such restricted shares, without reduction for any amount applied to satisfy withholding tax or other obligations in respect of such restricted shares.

2.6   Restricted Stock Units

          2.6.1    Grant.    The Committee may grant Awards of restricted stock units in such amounts and subject to such terms and conditions as the Committee may determine. A Grantee of a restricted stock unit will have only the rights of a general unsecured creditor of NBTY until delivery of shares of Common Stock, cash or other securities or property is made as specified in the applicable Award Agreement. On the delivery date specified in the Award Agreement, the Grantee of each restricted stock unit not previously forfeited or terminated will receive one share of Common Stock, cash or other securities or property equal in value to a share of Common Stock or a combination thereof, as specified by the Committee.

          2.6.2    Repayment if Conditions Not Met.    If the Committee determines that all terms and conditions of the Plan and a Grantee's restricted stock unit Award Agreement in respect of the delivery of shares underlying such restricted stock units were not satisfied, then the Grantee will be obligated to pay the Company immediately upon demand therefor, an amount equal to the Fair Market Value (determined at the time of delivery) of the shares of Common Stock delivered with respect to such delivery date, without reduction for any shares applied to satisfy withholding tax or other obligations in respect of such shares of Common Stock.

2.7   Dividend Equivalent Rights

        The Committee may include in the Award Agreement with respect to any Award, other than an Award of a Nonqualified Stock Option or a stock appreciation right, a dividend equivalent right entitling the Grantee to receive amounts equal to all or any portion of the regular cash dividends that would be paid on the shares of Common Stock covered by such Award if such shares had been delivered pursuant to such Award. The Grantee of a dividend equivalent right will have only the rights of a general unsecured creditor of NBTY until payment of such amounts is made as specified in the applicable Award Agreement. In the event such a provision is included in an Award Agreement, the Committee will determine whether such payments will be made in cash, in shares of Common Stock or in another form, whether they will be conditioned upon the exercise of the Award to which they relate, the time or times at which they will be made, and such other terms and conditions as the Committee will deem appropriate.

2.8   Other Stock-Based Awards

        The Committee may grant other types of equity-based or equity-related Awards (including the grant or offer for sale of unrestricted shares of Common Stock) in such amounts and subject to such terms and conditions as the Committee may determine. Such Awards may entail the transfer of actual shares of Common Stock to Award recipients and may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

ARTICLE III MISCELLANEOUS

3.1   Amendment of the Plan

          3.1.1    Unless otherwise provided in the Plan or in an Award Agreement, the Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, including in any manner that adversely affects the rights, duties or obligations of any Grantee of an Award.

          3.1.2    Unless otherwise determined by the Board, stockholder approval of any suspension, discontinuance, revision or amendment will be obtained only to the extent necessary to comply with any applicable laws, regulations or rules of a securities exchange or self-regulatory agency; provided, however, if and to the extent the Board determines that it is appropriate for Awards granted under the Plan to constitute performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code, no amendment that would require stockholder approval in order for amounts paid pursuant to the Plan to constitute performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code will be effective without the approval of the stockholders of NBTY as required by Section 162(m) of the Code and, if and to the extent the Board determines it is appropriate for the Plan to comply with the provisions of Section 422 of the Code, no amendment that would require stockholder approval under Section 422 of the Code will be effective without the approval of the stockholders of NBTY.

3.2   Tax Withholding

        As a condition to the delivery of any shares of Common Stock, cash or other securities or property pursuant to any Award or the lifting or lapse of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award (including, without limitation, FICA tax), (a) the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to a Grantee whether or not pursuant to the Plan (including shares of Common Stock otherwise deliverable), (b) the Committee will be entitled to require that the Grantee remit cash to the Company (through payroll deduction or otherwise) or (c) the Company may enter into any other suitable arrangements to withhold, in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation.

3.3   Required Consents and Legends

          3.3.1    If the Committee at any time determines that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of shares of Common Stock or the delivery of any cash, securities or other property under the Plan, or the taking of any other action thereunder (each such action a "Plan Action"), then such Plan Action will not be taken, in whole or in part, unless and until such Consent will have been effected or obtained to the full satisfaction of the Committee. The Committee may direct that any Certificate evidencing shares delivered pursuant to the Plan will bear a legend setting forth such restrictions on transferability as the Committee may determine to be necessary or desirable, and may advise the transfer agent to place a stop transfer order against any legended shares.

          3.3.2    The term "Consent" as used in this Article III with respect to any Plan Action includes (a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state, or local law, or law, rule or regulation of a jurisdiction outside the United States, (b) any and all written agreements and representations by the Grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee may deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, (c) any and all other consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory body or any stock exchange or self-regulatory agency, (d) any and all consents by the Grantee to (i) the Company's supplying to any third party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan, (ii) the Company's deducting amounts from the Grantee's wages, or another arrangement satisfactory to the Committee, to reimburse the Company for advances made on the Grantee's behalf to satisfy certain withholding and other tax obligations in connection with an Award and (iii) the Company's imposing sales and transfer procedures and restrictions and hedging restrictions on shares of Common Stock delivered under the Plan and (e) any and all consents or authorizations required to comply with, or required to be obtained under, applicable local law or otherwise required by the Committee. Nothing herein will require the Company to list, register or qualify the shares of Common Stock on any securities exchange.

3.4   Right of Offset

        The Company will have the right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Grantee then owes to the Company and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award provides for the deferral of compensation within the meaning of Section 409A of the Code, the Committee will have no right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement if such offset could subject the Grantee to the additional tax imposed under Section 409A in respect of an outstanding Award.

3.5   Nonassignability; No Hedging

        Unless otherwise provided in an Award Agreement, no Award (or any rights and obligations thereunder) granted to any person under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged, in any manner (including through the use of any cash-settled instrument), whether voluntarily or involuntarily and whether by operation of law or otherwise, other than by will or by the laws of descent and distribution, and all such Awards (and any rights thereunder) will be exercisable during the life of the Grantee only by the Grantee or the Grantee's legal representative. Notwithstanding the foregoing, the Committee may permit, under such terms and conditions that it deems appropriate in its sole discretion, a Grantee to transfer any Award to any person or entity that the Committee so determines. Any sale, exchange, transfer, assignment, pledge, hypothecation, or other disposition in violation of the provisions of this Section 3.5 will be null and void and any Award which is hedged in any manner will immediately be forfeited. All of the terms and conditions of the Plan and the Award Agreements will be binding upon any permitted successors and assigns.

3.6   Change in Control

          3.6.1    Unless otherwise provided in the applicable Award Agreement, in the event of a Change in Control, any outstanding Awards then held by a Grantee which are unexercisable or otherwise unvested or subject to lapse restrictions will automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of the date of such Change in Control.

          3.6.2    In the event of a Change in Control, the Committee may, to the extent determined by the Committee to be permitted under Section 409A of the Code, but will not be obligated to: (i) cancel such awards for fair value (as determined in the sole discretion of the Committee) which, in the case of stock options and stock appreciation rights, may equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of shares of Common Stock subject to such stock options or stock appreciation rights over the aggregate exercise price of such stock options or stock appreciation rights, as the case may be; (ii) provide for the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted under the Plan, as determined by the Committee in its sole discretion; or (iii) provide that for a period of at least 20 days prior to the Change in Control, any stock options or stock appreciation rights will be exercisable as to all shares of Common Stock subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void) and that any stock options or stock appreciation rights not exercised prior to the consummation of the Change in Control will terminate and be of no further force and effect as of the consummation of the Change in Control. For the avoidance of doubt, in the event of a Change in Control, the Committee may, in its sole discretion, terminate any stock option or stock appreciation right for which the exercise price is equal to or exceeds the Fair Market Value without payment of consideration therefor.

          3.6.3    If an Award is deferred compensation within the meaning of section 409A of the Code, then notwithstanding that the Award will be deemed exercisable, vested or no longer subject to lapse restrictions upon a Change in Control pursuant to Section 3.6.1, unless the Change in Control qualifies as a change in control event within the meaning of Treasury Regulation § 1.409A-3(i)(5), in no event will payment of the Award be made at a time other than the time payment would be made in the absence of a Change in Control.

3.7   Right of Discharge Reserved

        Neither the grant of an Award nor any provision in the Plan or in any Award Agreement will confer upon any Grantee the right to continued Employment by the Company or affect any right which the Company may have to terminate or alter the terms and conditions of such Employment.

3.8   Nature of Payments

          3.8.1    Any and all grants of Awards and deliveries of Common Stock, cash, securities or other property under the Plan will be in consideration of services performed or to be performed for the Company by the Grantee. Awards under the Plan may, in the discretion of the Committee, be made in substitution in whole or in part for cash or other compensation otherwise payable to a Grantee. Only whole shares of Common Stock will be delivered under the Plan. Awards will, to the extent reasonably practicable, be aggregated in order to eliminate any fractional shares. Fractional shares may, in the discretion of the Committee, be forfeited or be settled in cash or otherwise as the Committee may determine.

          3.8.2    All such grants and deliveries of shares of Common Stock, cash, securities or other property under the Plan will constitute a special discretionary incentive payment to the Grantee and will not be required to be taken into account in computing the amount of salary or compensation of the Grantee for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or under any agreement with the Grantee, unless the Company specifically provides otherwise.

3.9   Non-Uniform Determinations

          3.9.1    The Committee's determinations under the Plan and Award Agreements need not be uniform and any such determinations may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and selective determinations under Award Agreements, and to enter into non-uniform and selective Award Agreements, as to (a) the persons to receive Awards, (b) the terms and provisions of Awards and (c) whether a Grantee's Employment has been terminated for purposes of the Plan.

          3.9.2    To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practices and to further the purposes of the Plan, the Committee may, without amending the Plan, establish special rules applicable to Awards to Grantees who are foreign nationals, are employed outside the United States or both and grant Awards (or amend existing Awards) in accordance with those rules.

3.10 Other Payments or Awards

        Nothing contained in the Plan will be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.11 Plan Headings

        The headings in the Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

3.12 Termination of Plan

        The Board reserves the right to terminate the Plan at any time; provided, however, that in any case, the Plan will terminate February 24, 2018, and provided further, that all Awards made under the Plan before its termination will remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements.

3.13 Section 409A Payment Delay

        Notwithstanding any provision to the contrary herein, to the extent any payment to be made pursuant to an Award in connection with a termination of an Employee's employment (within the meaning of Treasury Regulation § 1.409A-1(h)) would be subject to the additional tax of Section 409A of the Code, the payment will be delayed until six months after such a termination (or earlier death or disability (within the meaning of Section 409A of the Code)).

3.14 Governing Law

        THE PLAN WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

3.15 Choice of Forum

          3.15.1    The Company and each Grantee, as a condition to such Grantee's participation in the Plan, hereby irrevocably submit to the exclusive jurisdiction of any state or federal court located in Wilmington, Delaware over any suit, action or proceeding arising out of or relating to or concerning the Plan. The Company and each Grantee, as a condition to such Grantee's participation in the Plan, acknowledge that the forum designated by this Section 3.15.1 has a reasonable relation to the Plan and to the relationship between such Grantee and the Company. Notwithstanding the foregoing, nothing herein will preclude the Company from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of Section 3.15.1.

          3.15.2    The agreement by the Company and each Grantee as to forum is independent of the law that may be applied in the action, and the Company and each Grantee, as a condition to such Grantee's participation in the Plan, (i) agree to such forum even if the forum may under applicable law choose to apply non-forum law, (ii) hereby waive, to the fullest extent permitted by applicable law, any objection which the Company or such Grantee now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in Section 3.15.1, (iii) undertake not to commence any action arising out of or relating to or concerning the Plan in any forum other than the forum described in this Section 3.15 and (iv) agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding in any such court will be conclusive and binding upon the Company and each Grantee.

          3.15.3    Each Grantee, as a condition to such Grantee's participation in the Plan, hereby irrevocably appoints the General Counsel of NBTY as such Grantee's agent for service of process in connection with any action, suit or proceeding arising out of or relating to or concerning the Plan, who will promptly advise such Grantee of any such service of process.

          3.15.4    Each Grantee, as a condition to such Grantee's participation in the Plan, agrees to keep confidential the existence of, and any information concerning, a dispute, controversy or claim described in Section 3.15, except that a Grantee may disclose information concerning such dispute, controversy or claim to the court that is considering such dispute, controversy or claim or to such Grantee's legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute, controversy or claim).

3.16 Severability; Entire Agreement

        If any of the provisions of the Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision will be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions will not be affected thereby; provided that if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision will be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

3.17 Waiver of Claims

        Each Grantee of an Award recognizes and agrees that before being selected by the Committee to receive an Award he or she has no right to any benefits under such Award. Accordingly, in consideration of the Grantee's receipt of any Award hereunder, he or she expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Committee, the Company or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to the Plan or an Award Agreement to which his or her consent is expressly required by the express terms of an Award Agreement).

3.18 No Third Party Beneficiaries

        Except as expressly provided in an Award Agreement, neither the Plan nor any Award Agreement will confer on any person other than the Company and the Grantee of any Award any rights or remedies thereunder. The exculpation and indemnification provisions of Section 1.3.4 will inure to the benefit of a Covered Person's estate and beneficiaries and legatees.

3.19 Successors and Assigns of NBTY

        The terms of the Plan will be binding upon and inure to the benefit of NBTY and any successor entity contemplated by Section 3.6.

3.20 Waiver of Jury Trial

        EACH GRANTEE WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THE PLAN.

3.21 Compliance with Section 409A of the Code

        It is intended that the Plan and Awards granted hereunder comply with the provisions of Section 409A of the Code, to the extent applicable thereto. The Plan and the Awards shall be administered and interpreted in a manner consistent with this intent. Notwithstanding the foregoing, no particular tax result for an Employee with respect to any income recognized by the Employee in connection with the Plan is guaranteed under the Plan, and the Employee solely shall be responsible for any taxes, interest, penalties or other amounts imposed on the Employee in connection with the Plan.

3.22 Date of Adoption, Approval of Stockholders and Effective Date

        The Plan was adopted on January 6, 2009 by the Board, subject to the approval by the stockholders of NBTY at the 2009 Annual Meeting of Stockholders on February 27, 2009. The Plan will only be effective if it is approved by the stockholders of NBTY at the 2009 Annual Meeting. If the Plan is not so approved by the stockholders of NBTY, then the Plan will be null and void in its entirety.

NBTY, INC.

2100 SMITHTOWN AVE
RONKONKOMA, NY 11779

VOTE BY INTERNET - www.proxyvote.com

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on February 26, 2009. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on February 26, 2009. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

NBTYI1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NBTY, INC.	For Withhold For All
All All Except
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2 AND 3.

Vote on Directors	☐ ☐ ☐

1. ELECTION OF DIRECTORS

Nominees:

01) Aram G. Garabedian
02) Neil H. Koenig

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

For Against Abstain
Vote on Proposals

2. APPROVAL OF THE NBTY, INC. 2009 EQUITY AWARDS PLAN.	☐ ☐ ☐

3. RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2009.	☐ ☐ ☐

4. IN THEIR DISCRETION, UPON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, the person named in this proxy will vote in his or her discretion.

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person. If a limited liability company, please sign in the name of the limited liability company by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

NBTYI2

NBTY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

February 27, 2009

The stockholder(s) hereby appoint(s) Harvey Kamil and Irene Fisher, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all the shares of Common Stock of NBTY, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time, February 27, 2009, at 2100 Smithtown Avenue, Ronkonkoma, NY 11779, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

NBTY , INC.

** IMPORTANT NOTICE **

Regarding the Availability of Proxy Materials

You are receiving this communication because you hold shares in the above company, and the materials you should review before you cast your vote are now available.

This communication presents only an overview of the more complete proxy materials that are available to you on the internet. We encourage you to access and review all the important information contained in the proxy materials before voting.

NBTY. INC.

2100 SMITHTOWN AVE.
RONKONKOMA, NY 11779

Stockholders Meeting to be held on February 27, 2009

Proxy Materials Available

•                  Notice and Proxy Statement

•                  Annual Report

PROXY MATERIALS - VIEW OR RECEIVE

You can choose to view the materials via the internet or receive a paper or e-mail copy. There is NO charge for requesting a copy. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

To facilitate timely delivery please make the request as instructed below on or before February 13, 2009.

HOW TO VIEW MATERIALS VIA THE INTERNET

Have the 12 Digit Control Number available and visit: www. proxyvote. com

HOW TO REQUEST A COPY OF MATERIALS

1) BY INTERNET - www.proxyvote.com
2) BY TELEPHONE - 1-800-579-1639
3) BY E-MAIL* - sendmaterial@proxyvote.com

*If requesting materials by e-mail, please send a blank e-mail with the 12 Digit Control Number (located on the following page) in the subject line.

See the Reverse Side for Meeting Information and Instructions on How to Vote.

R1NBT1

Meeting Information

Meeting Type:	Annual
Meeting Date:	02/27/09
Meeting Time:	10:00 A.M. ET
For holders as of:	01/06/09

Meeting Location:

NBTY, Inc.
2100 Smithtown Ave.
Ronkonkoma, NY 11779

Meeting Directions:

For Meeting directions, please call the Company’s General Counsel’s office at (631) 218-7327.

How To Vote

Vote In Person

You can vote in person if you attend the Meeting. At the Meeting, you will need to request a ballot to vote these shares.

Vote By Internet

To vote now by Internet, go to www.proxyvote.com. Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on February 26, 2009. Have your notice in hand when you access the website and follow the instructions.

R1NBT2

Voting items

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2 AND 3.

1.	ELECTION OF DIRECTORS

Nominees:

01) Aram G. Garabedian
02) Neil H. Koenig

2.	APPROVAL OF THE NBTY, INC. 2009 EQUITY AWARDS PLAN.

3.	RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2009.

4.	IN THEIR DISCRETION, UPON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

R1NBT3

QuickLinks

NBTY, INC. 2100 Smithtown Avenue, Ronkonkoma, New York 11779 NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS SUMMARY OF PROPOSALS TO BE CONSIDERED BY STOCKHOLDERS
PROPOSAL 1 ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF ARAM G. GARABEDIAN AND NEIL H. KOENIG AS CLASS I DIRECTORS.
PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT
EXECUTIVE COMPENSATION Compensation Discussion and Analysis
Report of the Compensation Committee
Summary Compensation Table
EXECUTIVE OFFICERS OF THE REGISTRANT
REPORT OF THE AUDIT COMMITTEE
PROPOSAL 2 APPROVAL OF NBTY, INC. 2009 EQUITY AWARDS PLAN
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ADOPTION OF THE 2009 PLAN.
PROPOSAL 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2009.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EXPENSES OF SOLICITATION
PROCEDURE FOR SUBMITTING STOCKHOLDER PROPOSALS
OTHER MATTERS
  Appendix 1
NBTY, INC. 2009 Equity Awards Plan
Table of Contents
NBTY, INC. 2009 Equity Awards Plan
ARTICLE I GENERAL
ARTICLE II AWARDS UNDER THE PLAN
ARTICLE III MISCELLANEOUS